                                                                    EXHIBIT 4.2

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                        TRANSAMERICAN ENERGY CORPORATION,

                                   as Issuer,



                                       and



                        FIRSTAR BANK OF MINNESOTA, N.A.,

                                   as Trustee



                            ------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                        Effective as of December 15, 1998

                           --------------------------



               $475,000,000 11 1/2% Senior Secured Notes due 2002

                                       and

            $1,130,000,000 13% Senior Secured Discount Notes due 2002

--------------------------------------------------------------------------------

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                          THIRD SUPPLEMENTAL INDENTURE

         THIS THIRD SUPPLEMENTAL INDENTURE, effective as of December 15, 1998 (the "Supplemental Indenture"), is made and entered into by and among TRANSAMERICAN ENERGY CORPORATION, a Delaware corporation (the "Company"), and FIRSTAR BANK OF MINNESOTA, N.A. (the "Trustee"), under an Indenture dated as of June 13, 1997, by and between the Company and the Trustee, as amended and supplemented by a First Supplemental Indenture dated as of December 30, 1997 and a Second Supplemental Indenture dated as of November 13, 1998 (as so amended, the "Original Indenture"). All capitalized terms used in this Supplemental Indenture that are defined in the Original Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this Supplemental Indenture or the context clearly requires otherwise.

         WHEREAS, Section 9.2 of the Original Indenture provides, among other things, that, with the consent of the Holders of not less than a majority in aggregate Value of then outstanding Notes or, with respect to certain matters, not less than 66-2/3% in aggregate Value of the Notes at the time outstanding, the Company, when authorized by Board Resolutions, and the Trustee (with certain exceptions) may amend or supplement the Original Indenture or the Security Documents or enter into an indenture supplemental thereto for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or the Security Documents or of modifying in any manner the rights of the Holders under the Original Indenture or the Notes; and

         WHEREAS, the Company has solicited consents from the Holders of the Notes (the "Consent Solicitation") to amendments (the "Proposed Amendments") and waivers (the "Proposed Waivers") to (i) the Original Indenture, (ii) the Loan Agreement dated June 13, 1997, as amended, between the Company and TARC, (iii) the Loan Agreement dated June 13, 1997, as amended, between the Company and TransTexas and (iv) the Security and Pledge Agreement dated June 13, 1997, between the Company and TransTexas; and

         WHEREAS, the Holders of at least 66-2/3% in aggregate Value of Notes at the time outstanding have consented to the Proposed Amendments and Proposed Waivers pursuant to the Consent Solicitation; and

         WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving the Proposed Amendments and the Company and the Trustee are executing and delivering this Supplemental Indenture in order to provide for such amendments;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Supplemental Indenture hereby agree as follows:



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                                    ARTICLE I

                        AMENDMENTS TO ORIGINAL INDENTURE

         Section 1.01. Amended Definitions. The following definitions in Section
1.1 of the Original Indenture are hereby amended as follows:

         (a) The definition of "Accounts Receivable Subsidiary" is hereby amended to read in its entirety as follows:

                "Accounts Receivable Subsidiary" means a subsidiary of the
             Company, TARC, TCR Holding or TransContinental designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of TransContinental.

         (b) The definition of "Affiliate" is hereby amended to read in its entirety as follows:

                "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director or controlling shareholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (regardless of whether presently exercisable). Notwithstanding the foregoing, none of the Purchasers shall be deemed to be "Affiliates" of the Company or any of its Subsidiaries.

         (c) The definition of "Capital Improvement Program" is hereby amended to read in its entirety as follows:

                "Capital Improvement Program" means the expansion and
             improvement program at TARC (or, after the Transaction Closing Date, TransContinental) that will be executed in two phases: Phase I and Phase II. The most significant projects include: (i) conversion of the visbreaker unit to a delayed coking unit to process vacuum tower bottoms into lighter petroleum products, (ii) modernization and upgrade of a fluid catalytic cracking unit to increase gasoline production capacity and allow the direct processing of low cost atmospheric residual feedstocks and (iii) upgrading and expanding hydrotreating, alkylation and sulfur recovery units to increase sour crude processing capacity.

         (d) The definition of "CATOFIN(R) Unit" is hereby amended to read in its entirety as follows:

                "CATOFIN(R) Unit" means certain real property owned by TARC before the Transaction Closing Date as more specifically defined in the TARC Mortgage, together with all personal property of TransContinental now or hereinafter located on such real property but only to the extent that such property is part of a refining unit designed to produce propane and butane mono-olefins using the CATOFIN(R) process.

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         (e) The definition of "Consolidated Fixed Charge Coverage Ratio" is hereby amended to read in its entirety as follows:

                "Consolidated Fixed Charge Coverage Ratio" on any date (the
             "Transaction Date") means, with respect to any Person, the ratio, on a pro forma basis, of (i) (x) with respect to any Person other than TCR Holding, the aggregate amount of Consolidated EBITDA of such Person (attributable to continuing operations and businesses and exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period) for the Reference Period or
             (y) with respect to TCR Holding, the aggregate amount of dividends and other distributions on the Capital Stock of TransContinental received by TCR Holding from TransContinental during the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to discontinued operations and businesses on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges,
             (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the incurrence of any Debt or issuance of Disqualified Capital Stock or the retirement of any Debt or Capital Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (c) Consolidated Interest Expense attributable to any Debt (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Swap Obligation (that remains in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (d) Consolidated EBITDA and Consolidated Fixed Charges of any Person shall be calculated by giving pro forma effect to the TTXD Spin-off and each other transaction described in the Offering Circular under the heading "Offering Circular Summary -- The Transactions" as if such transactions had occurred on the first day of the Reference Period, in each case, other than the TTXD Spin-off, only if such transaction has occurred during the Reference Period.

         (f) The definitions of "Construction Supervisor" and "Debt" are hereby amended to read in their entirety as follows:

                "Construction Supervisor" means Baker & O'Brien, Inc., as
             construction supervisor of the Capital Improvement Program or any successor construction supervisor appointed by the Company with the approval of TCR Holding, which approval shall not be unreasonably withheld.

                "Debt" means with respect to any person, without duplication (i)
             all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the

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             recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property acquired by such Person or services received by such Person (other than long-term services or supply contracts which required minimum periodic payments), (c) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (d) for the payment of money relating to a Capitalized Lease Obligation, (e) the Attributable Debt associated with any Sale and Leaseback Transaction or (f) Dollar-Denominated Production Payments that TransTexas or any of its Subsidiaries elect to treat as Debt (excluding all other Permitted Production Payment Obligations); (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause
             (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guaranty or other legal liability) other than for endorsements, with recourse, of negotiable instruments in the ordinary course of business; (iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in clause (i), (ii) or (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Debt shall be deemed to be limited to the fair market value of such property or assets determined as of the end of the preceding fiscal quarter); and (v) any and all deferrals, renewals, extensions, refinancings, and refundings (whether direct or indirect) of, or amendments, modifications, or supplements to, any liability of the kind described in any of the preceding clauses (i) through (iv) regardless of whether between or among the same parties. Notwithstanding anything to the contrary contained herein, for purposes of Section 4.11, notes issued in satisfaction of the interest obligation on up to $150 million principal amount of 15% Senior Secured Notes due 2003 issued pursuant to the Transaction in accordance with the terms thereof shall not constitute Debt except for purposes of the third to last and second to last paragraphs of
             Section 4.11.


         (g) The definition of "Disqualified Capital Stock" is hereby amended to read in its entirety as follows:

                "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to June 15, 2002.

         (h) The definition of "Equipment" is hereby amended to read in its entirety as follows:


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                "Equipment" means and includes, as to (i) TransTexas or any of its Subsidiaries, all of such Person's now owned or hereafter acquired Vehicles, drilling rigs, workover rigs, fracture stimulation equipment, well site compressors, rolling stock and related equipment and other assets accounted for as equipment by such Person on its financial statements, all proceeds thereof (from insurance or otherwise), and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing; provided, however, that "Equipment" shall not include any assets constituting part of a natural gas pipeline or the compression or dehydration equipment used in the operation of any such pipeline; provided further, however, notwithstanding the foregoing, "Equipment" shall include (x) production related facilities, (y) assets comprising amine plants and (z) equipment and related assets designed to dehydrate, compress, treat, separate, stabilize, store or otherwise process hydrocarbons, including, without limitation, the facilities at Winnie, Texas (including the real property associated with such facilities at Winnie, Texas) and (ii) TARC or any of its Subsidiaries, all of such Person's now owned or hereafter acquired Vehicles, rolling stock and related equipment and other assets accounted for as equipment by such Person in its financial statements, all proceeds thereof (from insurance or otherwise), and all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         (i) The definition of "Excess Cash" is hereby amended to read in its entirety as follows:

                "Excess Cash" means the Net Cash Proceeds received by the
             Company from Asset Sales by the Company and the aggregate amount of cash and Cash Equivalents received by the Company from its Subsidiaries, including from dividends or payments in respect of Intercompany Loan Redemptions less the sum (without duplication) of
             (a) the provision for income and other taxes of the Company or, in the case of subclause (iii) of this clause (a), TransAmerican, (i) for the current fiscal year, (ii) for the immediately preceding fiscal year or (iii) relating to the sale by TransTexas of the Capital Stock of TransTexas Transmission Corporation, (b) without duplication, amounts received pursuant to the Services Agreement,
             (c) amounts used to pay consent fees in connection with a solicitation of waivers or amendments to the Notes, (d) dividends received from an Accounts Receivable Subsidiary; provided, that such funds are then contributed to TARC, TCR Holding or TransContinental, (e) payments of interest and principal on loans by the Company to TARC, TCR Holding, TransContinental or TransTexas which loans are permitted by the terms of the Indenture, (f) scheduled payments of interest and principal pursuant to the terms of the Intercompany Loans, (g) amounts used to pay interest, principal and premium on the Bridge Loan Notes, and (h) amounts reserved to make interest payments on the Notes as permitted by
             Section 3.1.


         (j) The definition of "First Lien Debt" is hereby amended to read in its entirety as follows:

                "First Lien Debt" means any Debt or other obligation secured by a Permitted TransTexas Lien described in clause (c), (d), (e), (f),
             (i), (j),(k), (l), (o), (q), (r) to the extent that the Incurrence of the Permitted Lien to which such clause relates is one of the other

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

             clauses listed here, (s) or (t) of the definition of "Permitted TransTexas Liens," a Permitted TARC Lien described in clause (c),
             (d), (g), (h), (j), (k), (m), (o), (p), (q), (r) to the extent that the Incurrence of the Permitted Lien to which such clause relates is one of the other clauses listed here, (s), (t), (y) and (z) of the definition of "Permitted TARC Liens," or a Permitted TEC Lien described under clause (g) or (h) of Permitted TEC Liens including, in each case, any refinancings thereof.

         (k) The definition of "Gas Purchase Agreement" is hereby amended to read in its entirety as follows:

                "Gas Purchase Agreement" means the Interruptible Gas Sales Terms and Conditions between TARC and TransTexas, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is approved by the Board of Directors of each of the parties thereto.

         (l) The definition of "Guarantee" is hereby amended to read in its entirety as follows:

                "Guarantee" means any guarantee of the obligations of TARC or
             TCR Holding under the TARC Intercompany Loan or of TransTexas under the TransTexas Intercompany Loan by any Guarantor.

         (m) The definition of "Guarantor" is hereby amended to read in its entirety as follows:

                "Guarantor" means each of TARC's, TCR Holding's or TransTexas'
             Subsidiaries that becomes a guarantor of either the TARC Intercompany Loan or the TransTexas Intercompany Loan in compliance with the provisions of this Indenture.

         (n) The definition of "Insurance Proceeds" is hereby amended to read in its entirety as follows:

                "Insurance Proceeds" means the interest in and to all proceeds
             (net of costs of collection, including attorney's fees) which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company, TARC, TCR Holding, TransTexas, or any Guarantor in connection with any assets thereof, together with interest payable thereon and the right to collect and receive the same, including, without limitation, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such assets.

         (o) The definition of "Intercompany Loan Redemption" is hereby amended to read in its entirety as follows:

                "Intercompany Loan Redemption" means an optional redemption by
             TCR Holding or TransTexas of all or a portion of the accreted value or principal amount, as the case may be, then outstanding under the TARC Intercompany Loan or the TransTexas Intercompany Loan, respectively, in cash at a redemption price equal to 100% of the accreted value of the TARC Intercompany Loan and the principal amount of the TransTexas Intercompany Loan in each case, plus accrued and unpaid interest, if any, to and including the redemption date.


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         (p) The definition of "Inventory" is hereby amended to read in its entirety as follows:

                "Inventory" means and includes, (i) as to TransTexas, all of
             TransTexas' now owned or hereafter acquired casing, drill pipe and other supplies accounted for as inventory by TransTexas on its financial statements (excluding any Hydrocarbons), all proceeds thereof (from insurance or otherwise), and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing and (ii) as to TARC, feedstocks, refined products, chemicals and catalysts, other supplies and storeroom items and similar items accounted for as inventory by TARC on its financial statements, all proceeds thereof (from insurance or otherwise), and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         (q) The definition of "Permitted Hedging Transactions" is hereby amended to read in its entirety as follows:

                "Permitted Hedging Transactions" means non-speculative
             transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by the TARC Entities, TransContinental or the TransTexas Entities as part of their normal business operations as a risk-management strategy or hedge against adverse changes in the prices of natural gas, condensate, feedstock or refined products; provided, that such transactions do not in the case of TransTexas or its Subsidiaries, on a monthly basis, relate to more than 90% of the TransTexas Entities' average net hydrocarbon production per month from the Continuing Operations for the most recent 3-month period measured at the time of such incurrence; provided, further, that, at the time of such transaction (i) the counter party to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating or has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating or (ii) such counter party's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating or that has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating.

         (r) The definition of "Permitted Investment" is hereby amended to read in its entirety as follows:

                "Permitted Investment" means, when used with reference to the
             Company or its Subsidiaries, (i) trade credit extended to persons in the ordinary course of business; (ii) purchases of Cash Equivalents; (iii) Investments by TransTexas or its wholly owned Subsidiaries in wholly owned Subsidiaries of TransTexas (other than TTXD) that are engaged in Related TransTexas Businesses, Investments by any of the TARC Entities or any of the TCR Holding Entities in any of the TCR Holding Entities that are engaged, or are formed to engage, in Related TARC Businesses or in TransContinental, Investments by any of the TCR Holding Entities in any of the TARC Entities that are engaged, or are formed to engage, in Related TARC Businesses and Investments by the Company in any of the TARC Entities or any of the TCR Holding Entities that are engaged, or are formed to engage, in


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
             Related TARC Businesses; (iv) Swap Obligations; (v) the receipt of capital stock in lieu of cash in connection with the settlement of litigation; (vi) advances to officers and employees in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $3,000,000 in the aggregate outstanding at any time in the case of each of (i) the TARC Entities and (ii) the TransTexas Entities; (vii) margin deposits in connection with Permitted Hedging Transactions; (viii) an Investment in one or more Unrestricted Subsidiaries of (a) TransTexas in an aggregate amount, net of return on such Investment, not in excess of $25,000,000 less the amount of any Unrestricted Non-Recourse Debt outstanding of TransTexas or any of its Subsidiaries and (b) TARC of the assets comprising the CATOFIN(R) Unit owned by TARC as of the date hereof; (ix) Investments and expenditures made in the ordinary course of business by TransTexas or its Subsidiaries, and of a nature that is or shall have become customary in, the oil and gas business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil or gas or providing services with respect to such activities through agreements, transactions, interests or arrangements which permit a person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the oil and gas business jointly with third parties, including, without limitation, (a) ownership interests in oil and gas properties or gathering systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries); provided, that in the case of any joint venture primarily engaged in processing, gathering, marketing or transporting oil or gas (i) all Debt of such joint venture (other than a joint venture that is an Unrestricted Subsidiary) that would not otherwise constitute Debt of one of the TransTexas Entities shall be deemed Debt of TransTexas in proportion to its direct or indirect ownership interest in such joint venture and (ii) such joint venture shall be reasonably calculated to enhance the value of the reserves of the TransTexas Entities or marketability of production from such reserves; (x) a guaranty by any Subsidiary of the Company permitted under Section 4.11; (xi) deposits permitted by the definition of Permitted Liens or any extension, renewal, or replacement of any of them, (xii) the TTXD Equity Investment (in addition to any contribution by TransTexas pursuant to clause
             (xiii) below), (xiii) capital contributions by TransTexas to TTXD or to a joint venture, a partnership, a limited liability company or a similar entity of TransTexas' drilling and energy services business and pipeline services business and related assets, (xiv) any acquisition by TARC of tank storage facilities (or the company that owns such facilities) in the vicinity of the TARC refinery,
             (xv) guarantees by TransTexas of Debt of TTXD to the extent that such Debt relates to assets contributed to TTXD pursuant to clause
             (xiii) hereof, (xvi) Investments in Accounts Receivables Subsidiary Notes by the Company, any of the TARC Entities or any of the TCR Holding Entities in amounts not to exceed the greater of $20,000,000 or 20% of the TransContinental Borrowing Base at any one time, (xvii) loans from the Company to its Subsidiaries or TransContinental (other than the TTXD Entities prior to the TTXD Spin-off) with (i) the excess of the Excess Cash Offer Amount (after reserving the full Interest Reserve Amount) over the Excess Cash Acceptance Amount, provided, that such loans are on terms no less favorable to the Company than were

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
             disclosed to the Holders of the Notes in the Excess Cash Offer or (ii) the excess of the Additional Interest Excess Cash Offer Amount over the Additional Interest Excess Cash Acceptance Amount, provided, that such loans are on terms no less favorable to the Company than were disclosed to the Holders of the Notes in the Additional Interest Excess Cash Offer, (xviii) an Investment in Capital Stock resulting from an Asset Sale pursuant to clause
             (xiii) of Section 4.14(b), (xix) Investments by the Company in an Accounts Receivable Subsidiary, or by the Company or TARC in a reincorporation subsidiary in each case in connection with the initial capitalization thereof and not to exceed $1,000, (xx) Investments by the Company, TARC, TCR Holding or a wholly owned Subsidiary of any of them solely for the purpose of facilitating a repurchase of the TARC Warrants, (xxi) other Investments not in excess of $5,000,000 at any time outstanding, (xxii) loans made (X) to officers, directors and employees of the Company or any of its Subsidiaries approved by the applicable Board of Directors (or by an authorized officer), the proceeds of which are used solely to purchase stock or to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such stock or the exercise price of such stock options, as applicable and (Y) to refinance loans, together with accrued interest thereon, made pursuant to this clause, in each case not in excess of $3,000,000 in the aggregate outstanding at any one time, (xxiii) Investments by the Company in its Subsidiaries in an aggregate amount not to exceed the proceeds of Subordinated Debt permitted to be incurred pursuant to clause (5)(d) of Section 4.11, (xxiv) Investments by the Company in TARC, TCR Holding or TransContinental in an amount not to exceed the amounts received by the Company from an Accounts Receivable Subsidiary, (xxv) a capital contribution by TTXD of any or all of its assets to a joint venture, a partnership, a limited liability company or a similar entity, (xxvi) a capital contribution by the Company to TARC in an amount not to exceed $226,000,000 (inclusive of any equity contribution made as described in the Offering Circular under the heading "The Transactions -- TARC Equity Contribution"), (xxvii) any deposit or escrow of funds in connection with adjustments to the Lobo Sale purchase price, (xxviii) loans made by the Company to TransTexas, TARC, TCR Holding or TransContinental which in the aggregate do not exceed $50,000,000 principal amount outstanding at any one time,
             (xxix) loans from the Company to TARC of an amount equal to the proceeds received by it from the issuance of the Bridge Loan Notes,
             (xxx) the purchase or other acquisition by TARC or TCR Holding or its Subsidiaries of Notes or (xxxi) the purchase or other acquisition by TransTexas of Notes to the extent, but only to the extent, that TransTexas has received such Notes, or an amount equal to its cost of acquiring such Notes, as a capital contribution from Persons other than the Company or its Subsidiaries.

         (s) The definition of "Permitted Production Payment Obligations" is hereby amended to read in its entirety as follows:

                "Permitted Production Payment Obligations" means Volumetric
             Production Payments and Dollar-Denominated Production Payments each as permitted to be made hereunder, and similar burdens on the property of TransTexas or any Subsidiary of TransTexas to the extent such burdens are limited in recourse to (x) the properties subject to such interests or agreements (including, without limitation, TransTexas' contract rights in related Permitted Hedging Transactions), (y) the Hydrocarbons produced from such properties, and (z) the proceeds of such Hydrocarbons.

         (t) The definition of "Permitted TARC Liens" is hereby amended to read in its entirety as follows:

                "Permitted TARC Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of the TARC Entities in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or
             (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any of the TARC Entities in accordance with GAAP; (c) deposits of cash or Cash Equivalents to secure (i) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit issued to secure such performance or other obligations) in an aggregate amount outstanding at any one time not in excess of $5,000,000 or (ii) appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (d) easements, servitudes, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not, in any case, materially detract from the value of the property subject thereto (as such property is used by any of the TARC Entities) or materially interfere with the ordinary conduct of the business of any of the TARC Entities including, without limitation, any easement or servitude granted in connection with the Port Commission Bond Financing; (e) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (f) Liens securing Debt or other obligations not in excess of $3,000,000; (g) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, other types of social security legislation, property insurance and liability insurance;
             (h) Liens on Equipment, Receivables and Inventory; (i) Liens on the assets of any entity existing at the time such assets are acquired by any of the TARC Entities, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (i) are not created, incurred or assumed in contemplation of such assets being acquired by any of the TARC Entities and (ii) do not extend to any other assets of any of the TARC Entities; (j) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Issue Date ("New TARC Property"); provided, however, that (i) such Lien is created solely for the purpose of securing Debt Incurred to finance the cost (including the cost of improvement or construction) of the item of New TARC Property subject thereto and such Lien is created at the time of or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New TARC Property, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost plus reasonable financing fees and other associated reasonable out-of-pocket expenses (iii) any such Lien shall not extend to or cover any property or assets other than such item of New TARC Property and any improvements on such New TARC Property and

             (iv) such Lien does not extend to assets or property which are part of the fixed refinery assets which are part of the Capital Improvement Program; (k) leases or subleases granted to others that do not materially interfere with the ordinary course of business of any of the TARC Entities, taken as a whole; (l) Liens on the assets of one of the TARC Entities in favor of another TARC Entity; (m) Liens securing reimbursement obligations with respect to letters of credit that encumber documents relating to such letters of credit and the products and proceeds thereof; provided, that, such reimbursement obligations are not matured for a period of over 60 days; (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (o) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions and Liens encumbering contract rights under Permitted Hedging Transactions; (p) Liens on cash deposits to secure reimbursement obligations with respect to letters of credit after the Delayed Coking Unit is completed; (q) Liens that secure Unrestricted Non-Recourse Debt; provided, however, that at the time of incurrence the aggregate fair market value of the assets securing such Lien (exclusive of the stock of the applicable Unrestricted Subsidiary) shall not exceed the amount of allowed Unrestricted Non-Recourse Debt of TARC, or TCR Holding;
             (r) Liens on the proceeds of any property subject to a Permitted TARC Lien or on deposit accounts containing any such proceeds; (s) Liens on the proceeds of any property that is not Collateral, on the proceeds of any Debt Incurred in accordance with the provisions hereof, or on deposit accounts containing any such proceeds; (t) Liens imposed on the Port Facility Assets; (u) any extension, renewal or replacement of the Liens created pursuant to any of clauses (a) through (g), (i) through (t), (u) or (w) provided that such Liens would have otherwise been permitted under such clauses, and provided further that the Liens permitted by this clause (u) do not secure any additional Debt or encumber any additional property;
             (v) Liens of the trustee under indenture and related collateral documents governing the terms of the Senior TARC Mortgage Notes and the Senior TARC Discount Notes; (w) Liens in favor of the Company or its assignee under the Security Documents; (y) Liens on tank storage facilities in the vicinity of the TARC refinery acquired after the date hereof;(z) Liens on any property of TARC and any agreement to grant such Liens; provided that such Liens may not be granted, and any agreement to grant such Liens shall not obligate TARC to grant such Liens, until the TARC Intercompany Loan has been paid in full and has not been refinanced, refunded or replaced with the proceeds of other Debt ("Other Debt"), which Other Debt has a lower cost of capital to TARC than the TARC Intercompany Loan and the principal amount of such Other Debt (or, if such Other Debt is issued with original issued discount, the original issue price of such Other Debt) is equal to or less than the original price of, plus amortization of the original issue discount on, the TARC Intercompany Loan at the time of the Incurrence of such Other Debt;
             (aa) Liens securing the TARC Intercompany Bridge Loan; (bb) Liens on any property owned by TransContinental; and (cc) a Lien in favor of the Purchasers and others securing Debt of TARC or TCR Holding in an aggregate principal amount not in excess of $150,000,000.

         (u) The definition of "Permitted TransTexas Liens" is hereby amended to read in its entirety as follows:

                "Permitted TransTexas Liens" means (a) Liens imposed by
             governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of any of the TransTexas Entities in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business, provided that
             (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of any of the TransTexas Entities in accordance with GAAP; (c) (i) pledges of assets or deposits of cash or Cash Equivalents to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit in support of such bonds) in an aggregate amount not in excess of 5% of the SEC PV10 indicated on TransTexas' most recent Reserve Report at the time such pledges or deposits are made or
             (ii) pledges of assets, the fair market value of which is not in excess of $40,000,000 in the aggregate pledged at any one time, or deposits of cash or Cash Equivalents, in each case, to secure appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (d) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions and Liens encumbering contract rights under Permitted Hedging Transactions;
             (e) pledges of assets including, without limitation, the mortgage of a production payment by a Hedging Subsidiary, to secure margin obligations, settlement obligations, reimbursement obligations or letters of credit in connection with Permitted Hedging Transactions; provided that, at the time such pledge is made (or, if such pledge secures future Permitted Hedging Transactions, at the time any such Permitted Hedging Transaction is entered into), the maximum aggregate exposure under such Permitted Hedging Transactions does not exceed the greater of (i) $25,000,000 or (ii) 10% of the SEC PV10 indicated on TransTexas' then most recent Reserve Report; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by any of the TransTexas Entities) or materially interfere with the ordinary conduct of the business of any of the TransTexas Entities; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) Liens securing Debt or other obligations not in excess of $3,000,000 in the aggregate outstanding at any one time and Liens existing on the date of this Indenture; (i) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security legislation, property insurance and liability insurance; (j) Liens granted on Equipment, Inventory or Receivables; (k) Liens granted in connection with the Presale of Gas, provided that all of the proceeds from such Presale of Gas shall be applied to an Intercompany Loan Redemption; (l) Liens created on acreage drilled or to be drilled pursuant to Drilling Programs, on Hydrocarbons produced therefrom and on the proceeds of such Hydrocarbons to secure TransTexas' obligations thereunder, provided that (i) the number of wells included in such program commenced in any fiscal year does not exceed 30 per fiscal year (plus the number of wells included in programs commenced in prior years but not yet completed), (ii) such obligations are limited to a percentage of production from such wells, (iii) such Liens survive only until the Person to whom such Lien was granted has received production with a value equal to the reimbursable costs, expenses and fees related to property and services provided or paid for by such Person plus an agreed-upon interest component, and (iv) such Liens secure obligations that are nonrecourse to each of the Company or its Subsidiaries; (m) Liens on the assets of any entity existing at the time such assets are acquired by any of the TransTexas Entities, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (i) are not created, incurred or assumed in contemplation of such assets being acquired by any of the TransTexas Entities and
             (ii) do not extend to any other assets of any of the Company or its Subsidiaries; (n) any extension, renewal, or replacement of Liens created pursuant to any of clauses (a) through (g), (i), (k) through (m) or (q) through (t) of this definition, provided that such Liens would have otherwise been permitted under such clauses, and further provided that the Liens permitted by this clause (n) do not secure any additional Debt or encumber any additional property;
             (o) Liens securing (i) Royalty Payment Obligations and (ii) Permitted Production Payment Obligations; (p) Liens on the assets of any of the TransTexas Entities in favor of another TransTexas Entity; (q) Liens that secure Unrestricted Non-Recourse Debt; provided however, that at the time of incurrence the aggregate fair market value of the assets securing such Lien (exclusive of the stock of the applicable Unrestricted Subsidiary) shall not exceed the amount of allowed Unrestricted Non-Recourse Debt of TransTexas;
             (r) Liens on the proceeds of any property subject to a Permitted TransTexas Lien or on deposit accounts containing any such proceeds; (s) Liens on the proceeds of any property that is not Collateral; (t) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Issue Date ("New TransTexas Property"); provided, however, that (i) such Lien is created solely for the purpose of securing Debt Incurred to finance the cost (including the cost of improvements or construction) of New TransTexas Property subject thereto and such Lien is created at the time of or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New TransTexas Property, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost including costs and fees related to the financing thereof, (iii) any such Lien shall not extend to or cover any property or assets other than such item of New TransTexas property and any improvements on such New TransTexas Property; (u) Liens of the trustee under the Indenture and related collateral documents governing the terms of the TransTexas Senior Notes and (v) Liens in favor of the Company or its assignee under the Security Documents.

         (v) The definition of "Phase I Completion Date" is hereby amended to read in its entirety as follows:

                "Phase I Completion Date" means the date on which the
             Construction Supervisor issues a written notice (the "Phase I Completion Notice") to the Company certifying that the Phase I Performance Test has been completed.

         (w) A definition of "Phase I Performance Test" is hereby added to the Original Indenture to read in its entirety as follows:

                "Phase I Performance Test" means for a period of at least 72 uninterrupted hours, TransContinental's refinery has sustained (i) an average feedstock throughput level of at least 150,000 barrels per day and (ii) no net production of vacuum tower bottoms when using as input a combined feedstock slate with an average API Gravity of 22 degrees or less.

         (x) The definition of "Phase II Completion Date" is hereby amended to read in its entirety as follows:

                "Phase II Completion Date" means the date on which the
             Construction Supervisor issues a written notice (the "Phase II Completion Notice") to the Company certifying that for a period of at least 72 uninterrupted hours, TransContinental's refinery has sustained (i) an average feedstock throughput level of at least 180,000 barrels per day and (ii) average production yields (measured as the liquid volume percent of feedstock throughput) of refined products with a specific gravity of gasoline or lighter of at least 40% and of middle distillates or lighter of at least 60%, when using a combined Crude Unit feedstock slate with an average API Gravity of 22 degrees or less.

         (y) The definition of "Plans" is hereby amended to read in its entirety as follows:

                "Plans" means (a) the plans and specifications prepared by or on behalf of TARC (or, after the Transaction Closing Date, TransContinental), which describe and show the proposed expansion and modification of TARC's (or, after the Transaction Closing Date, TransContinental's) refinery, as amended from time to time with the consent of the Construction Supervisor and (b) a budget prepared by or on behalf of TARC (or, after the Transaction Closing Date, TransContinental), as amended from time to time with the consent of the Construction Supervisor.

         (z) The definition of "Port Commission Bond Financing" is hereby amended to read in its entirety as follows:

                "Port Commission Bond Financing" means a financing transaction involving the transfer (including, without limitation, transfer by sale, lease, lien or mortgage) of TransContinental's interest in all or some of the following assets (together with the granting, at TransContinental's discretion, of any easements or servitudes reasonably necessary to the ownership or operation of such assets by the transferee) which are under construction in or near TransContinental's refinery: (i) the Prospect Road tank farm and other tanks; (ii) certain dock improvements; (iii) the dock vapor recovery system; (iv) the coke handling system; (v) the refinery waste water treatment facility and (vi) tankage for liquefied petroleum gas (the "Port Facility Assets").

        (aa) A definition of "Purchasers" is hereby added to the Original Indenture to read in its entirety as follows:

                "Purchasers" means the initial purchasers from TARC pursuant to the Transaction of voting stock of TCR Holding and their transferees and Affiliates (in each case other than the Company and its Subsidiaries).

        (bb) A definition of "Refinery Assets" is hereby added to the Original Indenture to read in its entirety as follows:

                "Refinery Assets" means substantially all of the assets of TARC immediately prior to the Transaction Closing Date.

        (cc) The definition of "Related Person" is hereby amended to read in its entirety as follows:

                "Related Person" means (i) any Person (other than a Purchaser or
             TransContinental and any of its Subsidiaries) directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company or any officer, director, or employee of the Company or any Subsidiary of the Company or of such Person, (ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member, or other relative, and (iii) any trust in which any Person described in clause (i) or (ii), above, is a fiduciary or has a beneficial interest. For purposes of this definition the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

        (dd) The definition of "Related TransTexas Business" is hereby amended to read in its entirety as follows:

                "Related TransTexas Business" means (i) the exploration for, acquisition of, development of, production, transportation, gathering, and processing (in connection with natural gas and natural gas liquids only) of, crude oil, natural gas, condensate, and natural gas liquids; provided that the Related TransTexas Business shall not include any refining or distilling of Hydrocarbons other than processing and fractionating natural gas and natural gas liquids, (ii) the drilling and energy services business and pipeline services business, (iii) owning and operating a Hedging Subsidiary or (iv) owning and operating facilities in or near Winnie, Texas, designed for separation, dehydration, treatment, stabilization, processing and storage of hydrocarbons and related operations.

        (ee) The definition of "Restricted Payment" is hereby amended to read in its entirety as follows:

                "Restricted Payment" means, with respect to any Person, (i) any
             Restricted Investment, (ii) any dividend or other distribution on shares of Capital Stock of such Person or any Subsidiary of such Person, (iii) any payment on account of the purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person, and (iv) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment in anticipation of or in connection with any such retirement, acquisition, or defeasance, in whole or in part, of any Subordinated Debt, directly or indirectly, of such Person or a Subsidiary of such Person prior to the scheduled maturity or prior to any scheduled repayment of principal in respect of such Subordinated Debt; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution, or other payment on shares of Capital Stock of an issuer solely in shares of Qualified Capital Stock of such issuer that is at least as junior in ranking as the Capital Stock on which such dividend, distribution, or other payment is to be made, (ii) any dividend, distribution, or other payment to the Company from any of its Subsidiaries, (iii) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt of such Person payable solely in shares of Qualified Capital Stock of such Person,
             (iv) any payments or distributions made pursuant to and in accordance with the Transfer Agreement, the TransTexas Drilling Agreement, the Services Agreement, the Office Leases or the Tax Allocation Agreement, (v) any dividend, distribution or other payment to TARC by TCR Holding or by any of TARC's Subsidiaries, to TCR Holding by any of TCR Holding's Subsidiaries or to TransTexas by any of its Subsidiaries, (vi) any Intercompany Loan Redemptions,
             (vii) any redemption, repurchase or other retirement for value of the TARC Warrants by the Company, TARC or TCR Holding, including any premium paid thereon, (viii) any redemption, repurchase or other retirement for value of the TEC Preferred Stock by the Company, including any premium paid thereon, (ix) any redemption, defeasance, repurchase or other retirement for value of the Senior TARC Mortgage Notes by TARC, including any premium paid thereon,
             (x) any redemption, defeasance, repurchase or other retirement for value of the Senior TARC Discount Notes by TARC, including any premium paid thereon, (xi) any redemption, defeasance, repurchase or other retirement for value of the Senior TransTexas Notes by TransTexas, including any premium paid thereon, (xii) an Investment by TransTexas in, or distribution by TransTexas on, its Capital Stock pursuant to share repurchases or dividends on its Capital Stock in each case as described in the Offering Circular under the caption "Transactions" in an aggregate amount not to exceed $400,000,000, (xiii) the redemption, purchase, retirement or other acquisition of any Debt, including any premium paid thereon, with the proceeds of any refinancing Debt permitted to be incurred pursuant to clause (1)(g), (2)(u), (2)(w), (3)(j), 4(j), (4)(w),
             (4)(z) or 5(e) of Section 4.11, (xiv) the distribution by TransTexas of shares of capital stock of TTXD in connection with the TTXD Spin-off, (xv) after the repayment of the TARC Intercompany Loan or the TransTexas Intercompany Loan, dividends or other distributions on shares of common stock of TARC or TransTexas, respectively, provided that each such dividend or distribution is paid to all holders of common stock of such entity on a pro rata basis, (xvi) the purchase by TARC, TCR Holding or TransTexas of shares of Capital Stock of TARC, TCR Holding, TransContinental, TransTexas or TTXD in connection with each of their employee benefit plans, including without limitation any employee stock ownership plans or any employee stock option plans, in an aggregate amount, with respect to the issuer, not to exceed 7% of the aggregate number of shares of voting stock held by non-affiliates of the issuer measured from the date of the first such purchase, (xvii) dividends or other payments not to exceed $23,000,000 in the aggregate from the Company to TransAmerican, (xviii) any repayment or retirement for value by TARC, TCR Holding or TransTexas of any loan from the Company incurred pursuant to clause (1)(q), (1)(r), (2)(o), (2)(p), (3)(u), (3)(v), (4)(s), or
             (4)(t) of Section 4.11, (xix) any purchase of Capital Stock of TCR Holding by the Company or TARC, (xx) any purchase of Capital Stock of TransContinental by TCR Holding, (xxi) repayments by TCR Holding of its promissory note in the initial aggregate principal amount of $200,000,000 to TARC as part of a contemporaneous exchange of subordinated notes of TCR Holding, (xxii) after the repayment of the TransTexas Intercompany Loan, repayments or repurchases by TransTexas of its Senior Subordinated Notes due 2003, and (xxiii) any distribution, dividend or payment on shares of Capital Stock of TCR Holding (x) the proceeds of which are used to purchase Notes or
             (y) that are exchanged for Notes and (xxiv) the redemption by TCR Holding of equity securities pursuant to the TCR Holding Participating Preferred Stock Redemption..

        (ff) The definition of "Services Agreement" is hereby amended to read in its entirety as follows:

                "Services Agreement" means the Services Agreement among TNGC
             Holdings and its Subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is approved by the Board of Directors of each of the parties thereto that will be bound by such amendment.

        (gg) The definition of "Subordinated Debt" is hereby amended to read in its entirety as follows:

                "Subordinated Debt" means Debt of TARC, TCR Holding,
             TransContinental or TransTexas that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the respective Intercompany Loans is paid in full and
             (ii) is subordinate and junior in right of payment to the respective Intercompany Loans in the event of a liquidation.

        (hh) The definition of "Subsidiary" is hereby amended to read in its entirety as follows:

                "Subsidiary" with respect to any Person, means (i) a corporation with respect to which such Person or its Subsidiaries owns, directly or indirectly, at least fifty percent of such corporation's Capital Stock with voting power, under ordinary circumstances, to elect directors, or (ii) a partnership in which such Person or a subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests entitled (without regard to the occurrence of any contingency) to vote in the election of managers thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such other Person; provided, however, that "Subsidiary" shall not include (i) for the purposes of Section 4.16, a joint venture an investment in which would constitute a Permitted Investment under clause (ix) of the definition thereof, (ii) any Unrestricted Subsidiary of such Person, except for purposes of Section 4.10 or (iii) an Accounts Receivable Subsidiary; provided, further, however, that, TCR Holding and its subsidiaries other than TransContinental shall be "Subsidiaries" of TARC and the Company (except for purposes of the Security Documents and Section 4.16) until, but only until, payment in full of the TARC Intercompany Loan, and TransContinental shall not be a "Subsidiary" of any Person.

        (ii) The definition of "TARC Collateral" is hereby amended to read in its entirety as follows:

                "TARC Collateral" means (x) the assets of TARC and TCR Holding which are mortgaged or pledged to the Company as security for the TARC Intercompany Loan in accordance with the TARC Security Documents and (y) to the extent required hereby, the Guarantees by the Subsidiaries of TARC of the TARC Intercompany Loan.


        (jj) A definition of "TARC Intercompany Loan Amendment" is hereby added to the Original Indenture to read in its entirety as follows:

                "TARC Intercompany Loan Amendment" means the second amendment to the TARC Intercompany Loan upon substantially the terms described in the form attached hereto as Exhibit C.

        (kk) A definition of "TransContinental" is hereby added to the Original Indenture to read in its entirety as follows:

                "TransContinental" means TransContinental Refining Corporation, a Delaware corporation, to which the Refinery Assets will be transferred by TCR Holding pursuant to the Transaction and, for purposes of Section 4.11 hereof, its Subsidiaries.

        (ll) The definition of "TARC Borrowing Base" is hereby amended to read in its entirety as follows:

                "TransContinental Borrowing Base" means, as of any date, an amount equal to the sum of (a) 90% of the book value of all accounts receivable owned by TransContinental and its Subsidiaries (excluding any accounts receivable that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current accounts receivable) calculated on a consolidated basis and in accordance with GAAP and (b) 85% of the current market value of all inventory owned by TransContinental and its Subsidiaries as of such date. To the extent that information is not available as to the amount of accounts receivable as of a specific date, TransContinental may utilize, to the extent reasonable, the most recent available information for purposes of calculating the TransContinental Borrowing Base.

        (mm) The definition of "TARC Security Documents" is hereby amended to read in its entirety as follows:

                "TARC Security Documents" means the TARC Intercompany Loan, the
             TCR Holding Pledge Agreement, the Disbursement Agreement, registration rights agreements relating to the shares of TARC and TransContinental common stock pledged to the Indenture Trustee and each other agreement relating to the pledge of assets to secure the TARC Intercompany Loan and any guarantee of the obligations of TCR Holding under the TARC Intercompany Loan by any Guarantor that may be entered into after the date of the TARC Intercompany Loan, pursuant to the terms of the TARC Intercompany Loan, in each case as amended from time to time.

        (nn) A definition of "TARC Subordinated Notes" is hereby added to the Original Indenture to read in its entirety as follows:

                "TARC Subordinated Notes" means the 16% Series A and Series C
             Senior Subordinated Notes due 2003 issued by TARC.

        (oo) A definition of "TCR Holding" is hereby added to the Original Indenture to read in its entirety as follows:

                "TCR Holding" means TCR Holding Corporation, a Delaware
             corporation, to which the Refinery Assets will be transferred by TARC pursuant to the Transaction.

        (pp) A definition of "TCR Holding Entities" is hereby added to the Original Indenture to read in its entirety as follows:

                "TCR Holding Entities" means TCR Holding and each of its
             Subsidiaries.


        (qq) A definition of "TCR Holding Participating Preferred Stock Redemption" is hereby added to the Original Indenture to read in its entirety as follows:

                "TCR Holding Participating Preferred Stock Redemption" means the redemption by TCR Holding of its Participating Preferred Stock issued pursuant to the Transaction in exchange for (i) debt securities of TCR Holding with an aggregate principal amount equal to the liquidation preference of such Participating Preferred Stock, with a maturity date of June 1, 2002 and bearing interest at a rate sufficient to pay interest on the TARC Intercompany Loan and the TARC Subordinated Notes and (ii) common stock of TCR Holding equal to 30.6% of the equity interest in TCR Holding and 41% of the voting power of TCR Holding's capital stock.

        (rr) A definition of "TCR Holding Pledge Agreement" is hereby added to the Original Indenture to read in its entirety as follows:

                "TCR Holding Pledge Agreement" means the Pledge Agreement
             between TCR Holding and the Company pursuant to which TCR Holding pledges all of the common stock of TransContinental owned by TCR Holding upon consummation of the Transaction to the Company as security for the TARC Working Capital Loan.

        (ss) The definition of "TARC Warrants" is hereby amended to read in its entirety as follows:

                "TARC Warrants" means the common stock purchase warrants of TARC issued on February 23, 1995, December 30, 1997 and March 16, 1998 and all other common stock purchase warrants of TARC outstanding on the Transaction Closing Date.

        (tt) A definition of "TARC Working Capital Loan" is hereby added to the Original Indenture to read in its entirety as follows:

                "TARC Working Capital Loan" means a loan by the Company to TARC of up to $50 million.

        (uu) The definition of "Tax Allocation Agreement" is hereby amended to read in its entirety as follows:

                "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of August 24, 1993, among TNGC Holdings Corporation, the Company and certain Subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is approved by the Board of Directors of each of the parties thereto that will be bound by such amendment.

        (vv) A definition of "Transaction" is hereby added to the Original Indenture to read in its entirety as follows:

                "Transaction" means a series of related transactions (as more fully described in the Company's Consent Solicitation Statement dated September 30, 1998, as amended, pursuant to which consents were solicited from the Holders to amendments to the Indenture to facilitate the Transaction, which description is incorporated herein by reference) pursuant to which, among other things, (i) the Lien on the TARC Collateral is released, (ii) TARC transfers to TCR Holding the Refinery Assets in exchange for (x) all of the capital stock of TCR Holding and (y) the assumption by TCR Holding of certain debt and other obligations of TARC, (iii) TCR Holding transfers to TransContinental the Refinery Assets in exchange for all of the common stock of TransContinental and TransContinental assumes the debt and other obligations of TARC assumed by TCR Holding other than the TARC Working Capital Loan and (iv) certain Purchasers purchase (x) debt securities issued by TARC, (y) equity securities issued by TransContinental and (z) TCR Holding capital stock from TARC for aggregate gross proceeds of approximately $151 million.

        (ww) A definition of "Transaction Closing Date" is hereby added to the Original Indenture to read in its entirety as follows:

                "Transaction Closing Date" means the date the Refinery Assets are transferred by TARC to TCR Holding and by TCR Holding to TransContinental pursuant to the Transaction.

        (xx) A definition of "TransTexas Intercompany Loan Amendment" is hereby added to the Original Indenture to read in its entirety as follows:

                "TransTexas Intercompany Loan Amendment" means the second
             amendment to the TransTexas Intercompany Loan upon substantially the terms described in the form attached hereto as Exhibit D.

        (yy) A definition of "TransTexas Security Agreement Amendment" is hereby added to the Original Indenture to read in its entirety as follows:

                "TransTexas Security Agreement Amendment" means the first
             amendment to the TransTexas Security Agreement upon substantially the terms described in the form attached hereto as Exhibit E.

        (zz) The definition of "Unrestricted Non-Recourse Debt" is hereby amended to read in its entirety as follows:

                "Unrestricted Non-Recourse Debt" of the Company or any of its
             Subsidiaries means (i) Debt of such Person that is secured solely (other than with respect to clause (ii) below) by a Lien upon the stock of an Unrestricted Subsidiary of such Person and as to which there is no recourse (other than with respect to clause (ii) below) against such Person or any of its assets other than against such stock (and the dollar amount of any Debt of such Person as described in this clause (i) shall be deemed to be zero for purposes of all other provisions of the Indenture) and (ii) guarantees of the Debt of Unrestricted Subsidiaries of such Person; provided, that the aggregate of all Debt of such Person Incurred and outstanding pursuant to clause (ii) of this definition, together with all Permitted Investments (net of any return on such Investment) in Unrestricted Subsidiaries of such Person, does not exceed (x) (w)$25,000,000 in the case of TransTexas, (x) 20% of TARC's Consolidated EBITDA since the Phase II Completion Date in the case of TARC, (y) 20% of TCR Holding's Consolidated EBITDA since the Phase II Completion Date in the case of TCR Holding or
             (z) 20% of TransContinental's consolidated EBITDA since the Phase II Completion Date in the case of TransContinental plus in the case of clause (ii) of this definition of Unrestricted Non- Recourse Debt, Restricted Payments permitted to be made pursuant to clauses
             (i) or (ii), as applicable, of Section 4.3.

        Section 1.02. Section 4.3 of the Original Indenture. Section 4.3 of the Original Indenture is hereby amended to read in its entirety as follows:

                Section 4.3 Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries (other than any of the TTXD Entities after the TTXD Spin- off) to, directly or indirectly, make any dividend or other distribution on shares of Capital Stock of the Company or any Subsidiary of the Company or make any payment on account of the purchase, redemption, or other acquisition or retirement for value of any such shares of Capital Stock (except (x) to TransTexas by any of its Subsidiaries or (y) to TARC by any of its Subsidiaries) unless such dividends, distributions, or payments are made in cash or Capital Stock or a combination thereof (other than the TTXD Spin-off or a dividend of the common stock of TransTexas by TARC to the Company). In addition, the Company shall not, and shall not permit any of its Subsidiaries (other than any of the TTXD Entities after the TTXD Spin-off) to, directly or indirectly, make any Restricted Payment; provided, however, that TransTexas, TARC or TCR Holding may make a Restricted Payment if, at the time or after giving effect thereto on a pro forma basis no Default or Event of Default would occur or be continuing, and:

             (i)  in the case of Restricted Payments by TransTexas:

                         (a) the Consolidated Fixed Charge Coverage Ratio of
                  TransTexas exceeds 2.25 to 1;

                         (b) TransTexas' Adjusted Consolidated Tangible Assets
                  are equal to or greater than 150% of the total consolidated principal amount or accreted value, as the case may be, of Debt of TransTexas and its Subsidiaries (excluding, for purposes of the calculation of Debt, any Swap Obligations); and

                         (c) the aggregate amount of all Restricted Payments
                  made by TransTexas and its Subsidiaries, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, would not exceed the sum of
                  (x) 25% of Adjusted Consolidated Net Income of TransTexas accrued for the period (taken as one accounting period), commencing with the first full fiscal quarter that commenced after the Issue Date, to and including the fiscal quarter ended immediately prior to the date of each calculation (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), minus (y) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in Adjusted Consolidated Net Income of TransTexas during such period, plus (z) the aggregate Net Proceeds received by TransTexas from the issuance or sale (other than to the Company or a Subsidiary of the Company) of its Qualified Capital Stock from and after the Issue Date and on or prior to the date of such Restricted Payment); or

             (ii) in the case of Restricted Payments by TARC:

                         (a) TARC's Consolidated Fixed Charge Coverage Ratio
                  exceeds 2.25 to 1; and

                         (b) the aggregate amount of all Restricted Payments
                  made by all of the TARC Entities, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor), from and after the Issue Date and on or prior to the date of such Restricted Payment, would not exceed an amount equal to (x) 25% of Adjusted Consolidated Net Income of TARC accrued for the period (taken as one accounting period) from the first full fiscal quarter that commenced after the Issue Date to and including the fiscal quarter ended immediately prior to the date of each calculation for which financial statements are available (or, if TARC's Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (y) the aggregate Net Proceeds received by TARC from the issuance or sale (other than to the Company or a Subsidiary of the Company) of its Qualified Capital Stock from and after the Issue Date and on or prior to the date of such Restricted Payment, minus (z) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in TARC's Adjusted Consolidated Net Income during such period; or

            (iii) in the case of Restricted Payments by TCR Holding:

                         (a) TCR Holding's Consolidated Fixed Charge Coverage
                  Ratio exceeds 2.25 to 1; and

                         (b) the aggregate amount of all Restricted Payments
                  made by all of the TCR Holding Entities, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor), from and after the Transaction Closing Date and on or prior to the date of such Restricted Payment, would not exceed an amount equal to the sum of (w) $1,000,000, plus (x) 50% of Adjusted Consolidated Net Income of TCR Holding accrued for the period (taken as one accounting period) from the first full fiscal quarter that commenced after the Transaction Closing Date to and including the fiscal quarter ended immediately prior to the date of each calculation for which financial statements are available (or, if TCR Holding's Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (y) the aggregate Net Proceeds received by TCR Holding from the issuance or sale (other than to the Company or a Subsidiary of the Company) of its Qualified Capital Stock from and after the Transaction Closing Date and on or prior to the date of such Restricted Payment, minus (z) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in TCR Holding's Adjusted Consolidated Net Income during such period;

                  provided, that nothing in this Section 4.3 shall prohibit the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions.

    Section 1.03. Section 4.6 of the Original Indenture. Section 4.6(b) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (b) Each of the Company and its Subsidiaries shall provide, or shall cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in its reasonable, good faith opinion, are adequate and appropriate for the conduct of its business and the business of such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as is customary, in its reasonable, good faith opinion, and adequate and appropriate for the conduct of its business and the business of its Subsidiaries in a prudent manner for companies engaged in a similar business. In addition, all such insurance shall be payable to the Trustee as loss payee, as its interests may appear, under a "standard" or "Texas" loss payee clause. Without limiting the foregoing, each of the Company and its Subsidiaries shall (i) keep all of its physical property insured with hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property,
          (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring on, in or about the properties of the Company and its Subsidiaries.

    Section 1.04. Section 4.7 of the Original Indenture. Section 4.7(d) of the Original Indenture is hereby deleted.

    Section 1.05. Section 4.10 of the Original Indenture.

    (a) Section 4.10(a) of the Original Indenture is hereby amended to read in its entirety as follows:


                  (a) The Company shall not, and shall not permit any of its Subsidiaries (other than any of the TTXD Entities after the date of the TTXD Spin-off) to, enter directly or indirectly into, or permit to exist, any transaction or series of related transactions with any Related Person (excluding any Related Person which is a Related Person solely because the party engaging in such transaction has the ability to control the Related Person under the definition of "Control" contained within the definition of "Related Person") (including, without limitation: (i) the sale, lease, transfer or other disposition of properties, assets or securities to such Related Person, (ii) the purchase or lease of any property, assets or securities from such Related Person, (iii) an Investment in such Related Person (excluding Investments permitted to be made pursuant to clauses (iii), (vi),
          (viii), (x), (xii), (xiii), (xv), (xvi), (xvii), (xix), (xx), (xxii), (xxiii), (xxiv), (xxvi) or (xxix) of the definition of "Permitted Investment"), and (iv) entering into or amending any contract or agreement with or for the benefit of a Related Person (each, a "Related Person Transaction")), except for (A) permitted Restricted Payments, including for this purpose the transactions excluded from the definition of Restricted Payments by the proviso contained in the definition of "Restricted Payments", (B) transactions made in good faith, the terms of which are (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons, (C) transactions, (w) between the Company and any of its Wholly Owned Subsidiaries or transactions between Wholly Owned Subsidiaries of the Company, (x) among the TTXD Entities, (y) among the TARC Entities, or
          (z) among the TransTexas Entities, (D) transactions pursuant to the Services Agreement, the Tax Allocation Agreement, the Gas Purchase Agreement, including amendments thereto that are approved by each of the parties thereto, the Intercompany Loans, the Security Documents, the Transfer Agreement and the Registration Rights Agreements, (E) the lease of office space to the Company or an Affiliate of the Company by TransAmerican or an Affiliate of TransAmerican, provided that payments thereunder do not exceed in the aggregate $2,000,000 per year, (F) any sale and leaseback or other transfer of TransTexas' headquarters building located at 1300 North Sam Houston Parkway East, Houston, Texas, (G) any employee compensation arrangement in an amount which together with the amount of all other cash compensation paid to such employee by the Company and its Subsidiaries does not provide for cash compensation in excess of $2,000,000 in any fiscal year of the Company or any Subsidiary and which has been approved by a majority of the Company's

          Independent Directors and found in good faith by such directors to be in the best interests of the Company or such Subsidiary, as the case may be, (H) loans to TARC, TCR Holding and TransTexas which are permitted to be Incurred pursuant to the terms of Section 4.11; (I) the amounts payable by the Company and its Subsidiaries to Southeast Contractors for employee services provided to TARC or TransContinental not exceeding the actual costs to Southeast Contractors of the employees, which costs consist solely of payroll and employee benefits, plus related administrative costs and an administrative fee, not exceeding $2,000,000 per year in the aggregate; (J) the Company and its Subsidiaries may pay a management fee to TransAmerican in an amount not to exceed $2,500,000 per year; (K) transactions effected pursuant to the Bridge Financing Transaction, including without limitation (w) the borrowing by TARC from the Company of up to $25 million on substantially the same terms as the Bridge Loan Notes, (x) the repayment thereof, (y) the pledge of the TARC Collateral as security therefor and (z) the execution, delivery and performance of an agreement pursuant to which the Company would direct TransTexas to make payments on the TransTexas Intercompany Loan, during the period that the Bridge Loan Notes remain outstanding, to an account which will be dedicated to payments on the Bridge Loan Notes; (L) transactions effected pursuant to the Transaction, including without limitation (i) the execution, delivery and performance of the TARC Intercompany Loan Amendment, the TransTexas Intercompany Loan Amendment, the TransTexas Security Agreement Amendment, the TCR Holding Pledge Agreement, an amendment of the Services Agreement and a Stock Purchase Agreement among TARC, TCR Holding, TransContinental, the Company and certain of the Purchasers providing for the sale to such Purchasers of Capital Stock of TCR Holding owned by TARC pursuant to the Transaction, (ii) the transfer of the Refinery Assets by TARC to TCR Holding and, as consideration therefor, the issuance by TCR Holding to TARC of Capital Stock of TCR Holding, the assumption by TCR Holding of certain debt and obligations of TARC (including Debt of TARC to the Purchasers and certain others), and (iii) the transfer of the Refinery Assets by TCR Holding to TransContinental and, as consideration therefor, the issuance by TransContinental of its common stock to TCR Holding and the assumption by TransContinental of certain debt and obligations of TCR Holding; (M) the delivery of Notes to the Company in satisfaction of the TARC Intercompany Loan; (N) the issuance and sale of the TCR Holding Participating Preferred Stock;
          (O) the delivery by TransTexas of Notes to the Company in satisfaction of the TransTexas Intercompany Loan, and the delivery of such Notes to the Company in partial satisfaction of the TransTexas Intercompany Loan; (P) transactions between or among TCR Holding or TransContinental and any of their respective Related Persons, provided such transaction is approved by the Board of Directors of each of the parties thereto; and (Q) the TCR Holding Participating Preferred Stock Redemption.

          Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (excluding clauses (I) and (J) of Section 4.10(a)), loan or advance any funds to John R. Stanley, and the aggregate amount of total compensation to John R. Stanley shall not exceed (i) $1,000,000 per year in the aggregate from the Company and TransTexas and (ii) $1,000,000 in the aggregate from TARC and TCR Holding.

    (b) Section 4.10(b) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (b) Without limiting the foregoing, except for sales of accounts receivable to an Accounts Receivable Subsidiary in accordance with Section 4.20, (i) with respect to any Related Person Transaction or series of Related Person Transactions (other than any Related Person Transaction described in clause (A) (with respect to Permitted Restricted Payments by virtue of clauses (i), (ii), (iv)-(xii), (xiv),
          (xv), (xvi) and (xvii) of the proviso contained in the definition of "Restricted Payments"), (C), (D), (E), (F), (H), (K), (L), (M), (N),
          (O), (P) or (Q) of Section 4.10(a)) with an aggregate value in excess of $1,000,000, such transaction must first be approved by a majority of the Board of Directors of the Company or its Subsidiary which is the transacting party and a majority of the directors of such entity who are disinterested in the transaction pursuant to a Board Resolution, as (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) on terms which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, on an arm's length basis with Persons who are not Related Persons, and (ii) with respect to any Related Person Transaction or series of related Person Transactions (other than any Related Person Transaction described in clause (A) (with respect to permitted Restricted Payments by virtue of clauses (i),
          (ii), (iv)-(xii), (xiv), (xv), (xvi) and (xvii) of the proviso contained in the definition of "Restricted Payments") (C), (D), (E),
          (F), (G), (H), (K), (L), (M), (N), (O), (P) or (Q) of Section 4.10(a))
          with an aggregate value in excess of $5,000,000, the Company must first obtain a favorable written opinion as to the fairness of such transaction to the Company or such Subsidiary, as the case may be, from a financial point of view, from a nationally recognized investment banking or accounting firm; provided that such opinion shall not be necessary if approval of the Board of Directors to such Related Person Transaction has been obtained after receipt of bona fide bids of at least two other independent parties and such Related Person Transaction is in the ordinary course of business.

    Section 1.06. Section 4.11 of the Original Indenture.

    (a) The first paragraph of Section 4.11 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.11 Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock. Except as set forth in this
          Section 4.11, from and after the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries or TransContinental (other than any of the TTXD Entities after the TTXD Spin-off) to, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for, contingently or otherwise (to "Incur" or, as appropriate, an "Incurrence"), any Debt or issue any Disqualified Capital Stock, except:

    (b) Section 4.11(1)(g) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (g) TransTexas may Incur Debt as an extension, renewal, replacement, or refunding of any item of the Debt permitted to be Incurred by clauses (m) or (o) hereof, or this clause (g) (each such item of Debt is referred to as "Pre-Phase I TransTexas Refinancing Debt"), provided, that (1) the maximum principal amount of each item of Pre-Phase I TransTexas Refinancing Debt (or, if such Pre-Phase I TransTexas Refinancing Debt is issued with original issue discount, the original issue price of such Pre-Phase I TransTexas Refinancing Debt) permitted under this clause (g) may not exceed the lesser of (x) the principal amount of the item of Debt being extended, renewed, replaced, or refunded plus reasonable financing fees and other associated reasonable out-of-pocket expenses including consent payments, premium, if any, and related fees, in each case other than those paid to a Related Person (collectively, "Refinancing Fees"), or (y) if such item of Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the Pre-Phase I TransTexas Refinancing Debt plus Refinancing Fees, (2) each item of Pre- Phase I TransTexas Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the related Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) each item of Pre- Phase I TransTexas Refinancing Debt shall rank with respect to the Notes and the TransTexas Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the related Debt being refinanced;

   (c) Section 4.11(1)(r) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (r) Debt of TransTexas owed to the Company which together with any Debt incurred pursuant to clauses (2)(p), (3)(v) and (4)(t) hereof does not in the aggregate exceed $50,000,000 principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest at a rate of 11.616% per annum.

    (d) The first paragraph of Section 4.11(2) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (2) in the case of TARC, TCR Holding, TransContinental or any of their Subsidiaries prior to the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB" or better by Standard and Poor's Corporation, Inc.:

    (e) Section 4.11(2)(b) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (b) Subordinated Debt of TARC solely to any wholly owned Subsidiary of TARC, Debt of TCR Holding solely to TransContinental or any wholly owned Subsidiary of TCR Holding, Debt or Disqualified Capital Stock of TCR Holding to TARC, Debt of any wholly owned Subsidiary of TARC solely to TARC or to any wholly owned Subsidiary of TARC or Debt of TransContinental or any wholly owned Subsidiary of TCR Holding solely to TCR Holding or to any wholly owned Subsidiary of TCR Holding;

    (f) Section 4.11(2)(c) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (c) Debt of TransContinental outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $100,000,000 or (y) the TransContinental Borrowing Base, less, in each case, the amount of any Debt of an Accounts Receivable Subsidiary (other than Debt owed to TransContinental).

    (g) Section 4.11(2)(h) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (h) Debt represented by trade payables or accrued expenses, in each case, incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of the obligor thereon in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions;

    (h) Section 4.11(2)(i) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (i) Swap Obligations;

    (i) Section 4.11(2)(j) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (j) Unrestricted Non-Recourse Debt;

    (j) Section 4.11(2)(p) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (p) Debt of TARC, TCR Holding or TransContinental owed to the Company which together with any Debt Incurred pursuant to clauses
          (1)(r), (3)(v) and (4)(t) hereof does not in the aggregate exceed $50,000,000 principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest at the rate of 11.616% per annum;

    (k) Section 4.11(2)(q) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (q) each of TARC, TCR Holding and TransContinental may Incur Debt as an extension, renewal, replacement, or refunding of any item of the Debt permitted to be Incurred by clauses (e), (1), (r), (v),
          (w) or (x) hereof, or this clause (q) (each such item of Debt is referred to as "Pre-Phase I TARC Refinancing Debt"), provided, that
          (1) the maximum principal amount of each item of Pre-Phase I TARC Refinancing Debt (or, if such Pre-Phase I TARC Refinancing Debt is issued with original issue discount, the original issue price of such Pre-Phase I TARC Refinancing Debt) permitted under this clause (q) may not exceed the lesser of (x) the principal amount of the item of Debt being extended, renewed, replaced, or refunded plus Refinancing Fees or (y) if such item of Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the Pre-Phase I TARC Refinancing Debt plus Refinancing Fees, (2) each item of Pre-Phase I TARC Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the related Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) each item of Pre-Phase I TARC Refinancing Debt shall rank with respect to the Notes and the TARC Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the Related Debt being refinanced;

    (l) Section 4.11(2) of the Original Indenture is hereby amended to add subsections (t), (u), (v) (w), (x) and (y) thereto to read as follows:

                  (t) Debt of TARC, TCR Holding or TransContinental with an aggregate principal amount outstanding at any one time of up to $225,000,000;

                  (u) Debt of TARC which is assumed by TCR Holding or TransContinental in connection with the Transaction;

                  (v) Subordinated Debt of TCR Holding with an aggregate principal amount outstanding at any one time not in excess of $200,000,000;

                  (w) Debt of TCR Holding (other than Debt incurred pursuant to clause (t) above) which is assumed by TransContinental in connection with the Transaction;

                  (x) Disqualified Capital Stock of TCR Holding or TransContinental or unsecured Debt of TCR Holding or unsecured or secured Debt of TransContinental (x) the proceeds of which are used to repurchase Notes or (y) that is exchanged for Notes; and

                  (y) Debt or Disqualified Capital Stock of TCR Holding or TransContinental that is used to refinance or replace the TARC Intercompany Loan.

    (m) Section 4.11(3)(j) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (j) TransTexas may Incur Debt as an extension, renewal, replacement, or refunding of any item of the Debt permitted to be Incurred by clauses (c), (j), (q) or (s) hereof, or the third paragraph of this section or Debt permitted to be refinanced pursuant to clause (l) (g) hereof (each such item of Debt is referred to as "TransTexas Refinancing Debt"), provided, that (1) the maximum principal amount of each item of TransTexas Refinancing Debt (or, if such TransTexas Refinancing Debt is issued with original issue discount, the original issue price of such TransTexas Refinancing
          Debt) permitted under this subclause (j) may not exceed the lesser of
          (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees, or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the TransTexas Refinancing Debt plus Refinancing Fees, (2) each item of TransTexas

          Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the related Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) each item of TransTexas Refinancing Debt shall rank with respect to the Notes and the TransTexas Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the related Debt being refinanced;

    (n) Section 4.11(3)(v) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (v) Debt of TransTexas owed to the Company which together with any Debt Incurred pursuant to clauses (1)(r), (2)(p) and (4)(t) hereof does not in the aggregate exceed $50,000,000 principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest at a rate of 11.616% interest per annum.

    (o) The first paragraph of Section 4.11(4) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (4) in the case of TARC, TCR Holding, TransContinental or any of their Subsidiaries after the earlier to occur of (x) the Phase I Completion Date or (y) the Notes being rated "B2" or better by Moody's Investors Services, Inc. or "BB--" or better by Standard and Poor's Corporation, Inc.:

    (p) Section 4.11(4)(b) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (b) Subordinated Debt of TARC solely to any wholly owned Subsidiary of TARC, Debt of TCR Holding solely to TransContinental or any wholly owned Subsidiary of TCR Holding, Debt or Disqualified Capital Stock of TCR Holding to TARC, Debt of any wholly owned Subsidiary of TARC solely to TARC or to any wholly owned Subsidiary of TARC or Debt of any wholly owned Subsidiary of TCR Holding solely to TransContinental or TCR Holding or to any wholly owned Subsidiary of TCR Holding;

    (q) Section 4.11(4)(d) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (d) Debt of TransContinental outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $100,000,000 or (y) the TransContinental Borrowing Base, less, in each case, the amount of any Debt of an Accounts Receivable Subsidiary (other than Debt owed to TransContinental) and any Debt outstanding pursuant to clause (c) of clause (2) above;

    (r) Section 4.11(4)(j) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (j) each of TARC, TCR Holding and TransContinental may Incur Debt as an extension, renewal, replacement, or refunding of any item of the Debt permitted to be Incurred by clauses (c) or (g) above, the fourth paragraph of this section, this clause (j), clauses (o), (r),
          (x), (y) or (z) below or Debt permitted to be refinanced pursuant to clause (2)(q) hereof (each such item of Debt is referred to as "TARC Refinancing Debt"), provided that (1) the maximum principal amount of each item of TARC Refinancing Debt (or, if such TARC Refinancing Debt is issued with original issue discount, the original issue price of such TARC Refinancing Debt) permitted under this clause (j) may not exceed the lesser of (x) the principal amount of the item of Debt being extended, renewed, replaced, or refunded plus Refinancing Fees, or (y) if such item of Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the Incurrence of the TARC Refinancing Debt plus Refinancing Fees, (2) each item of TARC Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the related Debt being extended, renewed, replaced. or refunded at the time of such extension, renewal, replacement, or refunding and (3) each item of TARC Refinancing Debt shall rank with respect to the Notes and the TARC Intercompany Loan to an extent no less favorable in respect thereof to the Holders than the related Debt being refinanced;

     (s) Section 4.11(4)(k) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (k) Debt represented by trade payables or accrued expenses, in each case, incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of the obligor thereon in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions;

     (t) Section 4.11(4)(l) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (l) Swap Obligations;

     (u) Section 4.11(4)(m) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (m) Unrestricted Non-Recourse Debt;

     (v) Section 4.11(4)(r) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (r) Debt of TransContinental Incurred in connection with the acquisition, construction or improvement of a CATOFIN(R) Unit not in excess of 20% of TransContinental's Consolidated EBITDA accrued for the period (taken as one accounting period) commencing with the first full fiscal quarter that commenced after the Phase I Completion Date, to and including the fiscal quarter ended immediately prior to the date of such calculation, provided, that, no such Debt may be Incurred unless (i) the Phase II Completion Date has occurred or (ii) the Construction Supervisor shall have provided the Trustee with written certification that, based upon its bi-monthly evaluation of the Capital Improvement Program, the amounts remaining in the disbursement accounts to complete Phase II are sufficient to complete Phase II in accordance with the Plans approved by the Construction Supervisor;

     (w) Sections 4.11(4)(s) and (t) of the Original Indenture are hereby amended to read in their entirety as follows:

                  (s) Debt of TARC or any of its Subsidiaries owed to the Company which is loaned pursuant to terms of the fourth paragraph of either Section 4.21 or 4.24;

                  (t) Debt of TARC, TCR Holding or TransContinental owed to the Company which together with any Debt Incurred pursuant to clauses
          (1)(r), (2)(p) and (3)(v) hereof does not in the aggregate exceed $50,000,000 principal amount outstanding at any one time; provided that such Debt must have a maturity date which is not after the maturity date of the Notes; and provided further, that such loan must bear cash interest at the rate of 11.616% per annum;

     (x) Section 4.11(4) of the Original Indenture is hereby amended to add subsections (u), (v), (w), (x) (y) and (z) to read in their entirety as follows:

                  (u) Debt of TransContinental with an aggregate principal amount of up to $225,000,000 outstanding at any one time;

                  (v) Debt of TARC which is assumed by TCR Holding or TransContinental in connection with the Transaction;

                  (w) Subordinated Debt of TCR Holding with an aggregate principal amount outstanding at any one time not in excess of $200,000,000;

                  (x) Debt of TCR Holding (other than Debt incurred pursuant to clause (u) above) which is assumed by TransContinental in connection with the Transaction;

                  (y) Disqualified Capital Stock of TCR Holding or TransContinental or unsecured Debt of TCR Holding or unsecured or secured Debt of TransContinental (x) the proceeds of which are used to repurchase Notes or (y) that is exchanged for Notes; and

                  (z) Debt or Disqualified Capital Stock of TCR Holding or TransContinental that is used to refinance or replace the TARC Intercompany Loan.

     (y) Section 4.11(5)(e) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (e) The Company may Incur Debt as an extension, renewal, replacement, or refunding of any item of the Debt permitted to be Incurred by subclauses (d) hereof, or this subclause (e) (each such item of Debt is referred to as "TEC Refinancing Debt"), provided, that (1) the maximum principal amount of each item of TEC Refinancing Debt (or, if such TEC Refinancing Debt is issued with original issue discount, the original issue price of such Refinancing Debt) permitted under this subclause (e) may not exceed the lesser of (x) the principal amount of the item of Debt being extended, renewed, replaced, or refunded plus Refinancing Fees, or (y) if such item of Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the TEC Refinancing Debt plus Refinancing Fees, (2) each item of TEC Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the related Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding and (3) each item of TEC Refinancing Debt shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the related Debt being refinanced.

     (z) The third to last and second to last paragraphs of Section 4.11 of the Original Indenture are hereby amended to read in their entirety as follows:

                  Notwithstanding the foregoing provisions of this covenant, (a) TARC, TCR Holding and TransContinental may Incur Senior Debt and TARC, TCR Holding and TransContinental may issue Disqualified Capital Stock if, at the time such Senior Debt is Incurred or such Disqualified Capital Stock is issued, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Debt being Incurred or such Disqualified Capital Stock being issued and the application of the proceeds therefrom to the extent used to reduce Debt or Disqualified Capital Stock, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the entity incurring such Debt for the Reference Period is greater than 2.5 to 1, and (b) TARC, TCR Holding and TransContinental may Incur Subordinated Debt if, at the time such Subordinated Debt is incurred, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Subordinated Debt being incurred and the application of the proceeds therefrom to the extent used to reduce Debt, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the entity incurring such Debt for the Reference Period is greater than 2.0 to 1.

                  Debt Incurred and Disqualified Capital Stock issued by any Person that is not a Subsidiary of TransTexas, TARC, TCR Holding or TransContinental, as the case may be, which Debt or Disqualified Capital Stock is outstanding at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with TransTexas, TARC, TCR Holding or TransContinental or one of their Subsidiaries, as the case may be, shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with TransTexas, TARC, TCR Holding or TransContinental, respectively, or one of their respective Subsidiaries.

    Section 1.07. Section 4.12 of the Original Indenture. Section 4.12 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.12. Limitations on Restricting Subsidiary Dividends. The Company shall not, and shall not permit any of its Subsidiaries (other than TARC, TCR Holding, TransTexas or any of the TTXD Entities) to, directly or indirectly, create, assume, or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company (other than TARC, TCR Holding, TransTexas or any of the TTXD Entities) to pay dividends or make other distributions on the Capital Stock of any Subsidiary of the Company, except encumbrances and restrictions existing under this Indenture and any agreement of a Person acquired by the Company or a Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired. Notwithstanding anything contained herein to the contrary, neither TARC, TCR Holding nor TransTexas may create an encumbrance or restriction on their ability to pay premium, if any, principal of, or interest on, the Intercompany Loans.

    Section 1.08. Section 4.13 of the Original Indenture. Section 4.13 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.13 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur, or suffer to exist any Lien upon any of its respective property or assets, whether now owned or hereafter acquired which property or assets constitute Collateral, other than (a) in the case of the Company, Permitted TEC Liens, (b) in the case of any of the TARC Entities, Permitted TARC Liens, and (c) in the case of TransTexas, Permitted TransTexas Liens. Notwithstanding anything in this Indenture to the contrary, (i) TARC shall not, directly or indirectly, incur or suffer to exist any Lien on the Capital Stock of TCR Holding owned by it (other than to secure the TARC Intercompany Loan), (ii) TCR Holding may incur a Lien on Capital Stock of TransContinental to secure the TARC Working Capital Loan and (iii) TransContinental shall not be bound by this Section 4.13. For the purpose of determining compliance with this Section 4.13, if a Lien meets the criteria of more than one of the types of Permitted Liens, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category of Permitted Lien to which such Lien applies, shall not be required to include such Lien in more than one of such categories, and may elect to apportion such Lien between or among any two or more categories otherwise applicable.

    Section 1.09. Section 4.14 of the Original Indenture.

    (a) Section 4.14(a) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (A) an amount equal to the Net Cash Proceeds therefrom is (i) in the case of an Asset Sale by the Company, applied as described under Section 4.21, (ii) in the case of an Asset Sale by one of the TransTexas Entities, applied to an Intercompany Loan Redemption of the TransTexas Intercompany Loan,
          (iii) in the case of an Asset Sale by one of the TARC Entities, applied to an Intercompany Loan Redemption of the TARC Intercompany Loan, (iv) used to make cash payments in the ordinary course of business and consistent with past practices that are not otherwise prohibited by this

          Indenture, provided that the aggregate amount so used pursuant to this clause (iv) from and after the Issue Date does not exceed $25,000,000 with respect to TransTexas, or $15,000,000 with respect to the TARC Entities (without duplication of amounts used to acquire any Capital Assets in accordance with clauses (v), (vi) and (vii) of this paragraph (a) below), (v) with respect to an Asset Sale by TransTexas or any of its Subsidiaries (x) to the extent such Asset Sale occurs prior to the payment in full of the TransTexas Intercompany Loan (and any other loans from the Company pursuant to clauses (xvii) or (xxvii) of the definition of "Permitted Investment") and includes proved reserve assets, used for Capital Expenditures in a Related TransTexas Business within 180 days after the date of such Asset Sale, provided that TransTexas' most recent Reserve Report indicates that TransTexas and its Subsidiaries, after giving effect to the Asset Sale and to the addition of proved reserves associated with any assets acquired in connection with such Asset Sale, have proved reserves as indicated on the most recent Reserve Report at least equal to (1) if such sale occurs during the fiscal year ending January 31, 1998, 450 Bcfe of natural gas, (2) if such sale occurs during the fiscal year ending January 31, 1999, 500 Bcfe of natural gas or with an SEC PV 10 of at least $600,000,000 and (3) if such sale occurs during the fiscal year ending January 31, 2000 or thereafter, 600 Bcfe of natural gas or with an SEC PV 10 of at least $700,000,000, or (y) to the extent such Asset Sale occurs substantially contemporaneously with or after the payment in full of the TransTexas Intercompany Loan (and any other loan to TransTexas from the Company pursuant to clauses (xvii) or (xxviii) of the definition of "Permitted Investment") or involves assets that do not include proved reserves, used for Capital Expenditures in a Related TransTexas Business within 180 days after the date of such Asset Sale; (vi) with respect to an Asset Sale by TARC or any of its Subsidiaries after the Phase II Completion Date, used for Capital Expenditures in a Related TARC Business within 180 days after the date of such asset sale; provided that, prior to the payment in full of the TARC Intercompany Loan (and any other loan to TARC from the Company pursuant to clauses (xvii) or (xxviii) of the definition of "Permitted Investment"), the aggregate amount does not exceed $10,000,000, (vii) with respect to an Asset Sale by TransTexas or TARC or any of their Subsidiaries resulting from (x) the damage to or destruction of assets for which insurance proceeds are paid or (y) condemnation, eminent domain or similar type proceedings, in each case, used for Capital Expenditures in a Related TransTexas Business (in the case of Asset Sales by any of the TransTexas Entities) or a Related TARC Business (in the case of Asset Sales by any of the TARC Entities) within 360 days after the date of such Asset Sale or (viii) with respect to an Asset Sale by TCR Holding or any of its Subsidiaries, used to purchase Notes; and (B) in the case of any Asset Sale or series of related Asset Sales for total proceeds in excess of $5,000,000, at least 85% of the value of the consideration for such Asset Sale consists of: (i) cash, Cash Equivalents, Notes or Exchange Assets or any combination thereof if such Asset Sale is by TARC or TCR Holding or any of their respective Subsidiaries or (ii) cash, Cash Equivalents or Exchange Assets or any combination thereof if such Asset Sale is by TransTexas or any of its Subsidiaries.

     (b) Section 4.14(b) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (b) Notwithstanding the foregoing limitations on Asset Sales and restrictions on the use of Net Cash Proceeds therefrom:

                     (i) TransTexas or any Subsidiary of TransTexas may convey, sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to TransTexas or a wholly owned Subsidiary of TransTexas;

                     (ii) TARC or any Subsidiary of TARC may convey, sell,
                  lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to TARC or any wholly owned Subsidiary of TARC;

                     (iii) the Company and its Subsidiaries may engage in Asset
                  Sales in the ordinary course of business;

                     (iv) the Company and its Subsidiaries may engage in Asset
                  Sales not otherwise permitted in clauses (i) through (iii) or
                  (v) through (xiii) of this sentence provided that the aggregate proceeds from all such Asset Sales do not exceed $5,000,000 in any twelve-month period;

                     (v) the Company and its Subsidiaries may engage in Asset
                  Sales pursuant to and in accordance with the provisions of
                  Article V;

                     (vi) the Company and its Subsidiaries may sell, assign,
                  lease, license, transfer, abandon or otherwise dispose of (a) damaged, worn out, unserviceable or other obsolete property in the ordinary course of business or (b) other property no longer necessary for the proper conduct of their business;

                     (vii) TARC and its Subsidiaries may sell accounts
                  receivable to an Accounts Receivable Subsidiary in accordance with the provisions described under Section 4.20;

                     (viii) TARC and its Subsidiaries may convey, sell, transfer or otherwise dispose of crude oil and refined products in the ordinary course of business;

                     (ix) the Company and its Subsidiaries may engage in Asset
                  Sales (a) the Net Cash Proceeds of which are used for payment or prepayment of cash interest or dividend expense on the TCR Holding Participating Preferred Stock on the Notes or the Intercompany Loans up to an amount equal to the two next ensuing interest payments payable under the relevant obligation (less any amount previously prepaid for such interest payments pursuant to this clause (ix)(a)), which payment or prepayment must be made within 180 days of the first regular interest payment date under the relevant obligation following the consummation of the Asset Sale; provided, that any Net Cash Proceeds not used or otherwise designated within 60 days for a purpose or purposes permitted by this Section 4.14 shall be deposited in a segregated account designated for the purposes of paying or prepaying principal of or interest on the Notes or Intercompany Loans or dividend expense on the TCR Holding Participating Preferred Stock, as applicable, (b) in connection with the settlement of litigation or the payment of judgments or (c) the Net Cash Proceeds of which are used in connection with the settlement of litigation or for the payment of judgments; provided, that the aggregate value of assets transferred pursuant to clauses
                  (b) and (c) above from and after the Issue Date does not exceed $25,000,000;

                     (x) TransTexas may sell, convey, contribute or otherwise
                  transfer the assets comprising the Related TTXD Business to TTXD;

                     (xi) TARC may transfer the Port Facility Assets in
                  connection with the Port Commission Bond Financing;

                     (xii) TransTexas and its Subsidiaries may convey, sell,
                  transfer or otherwise dispose of Hydrocarbons or other mineral products in the ordinary course of business;

                     (xiii) Prior to the TTXD Spin-off, TransTexas may sell,
                  transfer, contribute or otherwise dispose of the capital stock of TTXD or the assets comprising the drilling and energy services business and pipeline services business of TransTexas provided that (a) in the case of a transfer, contribution or other distribution to a company which has a class of equity securities publicly traded on a national securities exchange or on the NNM, (x) at least 50% of the value of the consideration for such Asset Sale consists of cash and up to 50% of the value of the consideration for such Asset Sale may consist of Capital Stock and (y) the Net Cash Proceeds from such Asset Sale are applied pursuant to clause (a)(ii) of the prior paragraph or (b) in the case of a transfer, contribution or other distribution to a joint venture, partnership, limited liability company or similar entity newly formed for the purpose of this transfer, up to 100% of the value of the consideration for such Asset Sale may consist of Capital Stock or other equity interests in such entity; provided, that any Net Cash Proceeds from such Asset Sale are applied pursuant to clause (a)(ii) of the prior paragraph;

                     (xiv) The Company and TARC may sell shares of TransTexas
                  Common Stock in connection with a transaction contemplated by the TransTexas Disbursement Agreement and clause (xii) of the definition of "Restricted Payments;"

                     (xv) The Company may transfer all or any portion of its
                  voting rights with respect to Capital Stock of TransTexas pursuant to the Bridge Financing Transaction;

                     (xvi) TARC may transfer the Refinery Assets to TCR Holding and TCR Holding may transfer the Refinery Assets to TransContinental;

                     (xvii) TARC may sell or otherwise transfer Capital Stock of
                  TCR Holding pursuant to the Transaction;

                     (xviii) TARC may sell or otherwise transfer Capital Stock
                  of TCR Holding in connection with a financing consummated to provide funds to TransContinental, provided that TARC complies with Section 4.9;

                     (xix) TARC may sell or otherwise transfer Capital Stock of
                  TCR Holding owned by it pursuant to the TCR Holding Participating Preferred Stock Redemption; and

                     (xx) Unless otherwise required by the foregoing clauses (i)
                  through (xviii), the proceeds of any Asset Sale permitted thereby shall be used by the Company or its Subsidiaries for purposes not otherwise prohibited by this Indenture.

     (c) Section 4.14(c) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (c) The Company shall not, and shall not permit any of its Subsidiaries to, consummate a Non-Collateral Asset Sale unless an amount equal to the Net Cash Proceeds therefrom is used (i) to purchase Notes within ninety (90) days after the date of such Non-Collateral Sale in the case of Non-Collateral Asset Sales by any of the TARC Entities or (ii) for Capital Expenditures in (A) a Related TARC Business in the case of Non-Collateral Asset Sales by any of the TARC Entities or (B) a Related TransTexas Business in the case of Non-Collateral Asset Sales by any of the TransTexas Entities, in each case within 180 days after the date of such Non-Collateral Asset Sale.

     (d) New subsections Section 4.14(d) and (e) are hereby added to the Original Indenture to follow subsection 4.14(c) to read in their entirety as follows:

                  (d) For the purpose of determining compliance with this
          Section 4.14 with respect to the application or use of the Net Cash Proceeds of any Asset Sale consummated by the Company, any TARC Entity, any TCR Holding Entity, any TransTexas Entity or any other Subsidiary of the Company, if such Net Cash Proceeds would be eligible for application or use under or pursuant to more than one of the categories of application or use permitted under Section 4.14(a) or
          Section 4.14(b), without, for purposes of determining such eligibility only, giving effect to any specific limitation on the amount or the aggregate amount of Net Cash Proceeds that may be applied or used under any otherwise eligible category of application or use in effect at the time such application is to be effected, the Person in question consummating such Asset Sale shall have the right to determine in its sole discretion the eligible category or categories of application or use pursuant to which all or any portion of such Net Cash Proceeds shall be applied or used, and may, at its option and in its sole discretion, elect either (i) to effect the application or use of the full amount of such Net Cash Proceeds pursuant to any one of such eligible categories of application or use permitted under Section 4.14(a) or Section 4.14(b), subject, however, to any limitation on the amount or the aggregate amount that may be applied or used under such eligible category of application or use in effect at the time such application or use is effected, or (ii) to effect the application or use of such Net Cash Proceeds by apportioning the full amount of such Net Cash Proceeds to be applied or used between or among any two or more of such eligible categories of application or use permitted under
          Section 4.14(a) or Section 4.14(b) in such amounts and order of application or use as the Person in question consummating such Asset Sale may determine in its sole discretion, subject, however, as to each portion of such Net Cash Proceeds apportioned for application or use under any one of such eligible categories of application or use, to any limitation on the amount or the aggregate amount of Net Cash Proceeds that may be applied or used under such eligible category of application or use in effect at the time such application or use is effected.

                  (e) Notwithstanding anything in this Indenture to the contrary, TARC shall not, directly or indirectly, convey, sell, transfer or otherwise dispose of any of the Capital Stock of TCR Holding owned by it except (i) pursuant to the Transaction, (ii) pursuant to a sale of a majority of the Capital Stock of TCR Holding or (iii) as permitted by Section 4.14(b)(xvii).

    Section 1.10. Section 4.16 of the Original Indenture. The first paragraph of
Section 4.16 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.16 Guarantee by Subsidiaries. If, other than pursuant to the Transaction, TARC or TransTexas or any of their respective Subsidiaries shall make Investments in an aggregate amount, or otherwise transfer (including by capital contribution) or cause to be transferred, in a manner otherwise permitted pursuant to this Indenture, any assets (tangible or intangible), businesses, divisions, real property, or equipment having a book value as shown in the Company's most recent consolidated balance sheet or the notes thereto (or if greater, a fair market value at the time of transfer) in excess of $1,000,000 in or to any Subsidiary of the Company (other than TARC) that is not a Guarantor or an obligor on either the TransTexas Intercompany Loan or the TARC Intercompany Loan, other than TTXD or any Subsidiary of TTXD after the TTXD Spin-off, the Company shall (a) cause such transferee Subsidiary to (x) guarantee payment of the TransTexas Intercompany Loan, in the case of Subsidiaries of TransTexas, or the TARC Intercompany Loan in the case of Subsidiaries of TARC, by executing a Guarantee and (y) execute the appropriate security document, in substantially the form of the relevant Security Document attached hereto, necessary to grant a security interest in all of the assets of such Subsidiary (other than Equipment, Inventory and Receivables) to secure such Guarantee and (b) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Guarantee is a valid, binding and enforceable obligation of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles. If TARC or TransTexas or any of their Subsidiaries shall subsequently sell or otherwise transfer all of the Capital Stock of such Subsidiary held by TARC, TransTexas or any of their Subsidiaries, the Guarantee required hereby shall be withdrawn or cancelled. In addition, if the TTXD Spin-off has occurred the Guarantee by TTXD or any of its Subsidiaries shall be withdrawn or cancelled.

    Section 1.11. Section 4.18 of the Original Indenture. Section 4.18 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.18 Limitations on Line of Business. The TransTexas Entities shall not directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related TransTexas Business or such other business activities as are reasonably related or incidental thereto. The Company shall not permit TransContinental directly or indirectly to engage to any substantial extent in any line or lines of business activity other than a Related TARC Business or such other business activities as are reasonably related or incidental thereto. Neither the Company nor any Affiliate of John R.

          Stanley (other than Persons who are Affiliates solely by being directors or Affiliates of directors of one or more companies affiliated with John R. Stanley and other than TARC, TCR Holding, TransContinental, TransTexas, TTXD or any of their Subsidiaries) may engage to any substantial extent in any line or lines of business activity that is a Related TransTexas Business. The Company shall not have any direct Subsidiaries other than TARC, TTXD, TransTexas, an Accounts Receivable Subsidiary, and any wholly owned Subsidiary formed solely for the purpose of facilitating the reincorporation of TARC in Delaware or the repurchase of the TARC Warrants.

    Section 1.12. Section 4.21 of the Original Indenture. The first paragraph of
Section 4.21 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Not later than (x) 20 Business Days after any date on which the Accumulated Amount (as defined below) exceeds $5,000,000, or (y) if there is included in the Accumulated Amount any payments in respect of an Intercompany Loan Redemption of the TransTexas Intercompany Loan, then not later than 91 days after any date on which the Accumulated Amount exceeds $5,000,000 after deducting any portion thereof applied by the Company to purchase (and surrender to the Trustee for cancellation) Notes pursuant to an Open Market Purchase during the period ending the day prior to the end of such 91 day period, the Company shall make an irrevocable, unconditional offer (an "Excess Cash Offer") to the Holders to purchase the maximum amount of Notes which could be acquired by application of the Accumulated Amount as defined below (the "Excess Cash Offer Amount"), at a purchase price (the "Excess Cash Offer Price") equal to 100% of the Accreted Value of the Senior Secured Discount Notes and the principal amount of the Senior Secured Notes plus accrued and unpaid interest, if any, to and including, the date the Notes tendered are purchased and paid for in accordance with this Indenture, which date shall be no later than 25 Business Days after the first date on which the Excess Cash Offer is required to be made (the "Excess Cash Purchase Date"). The Excess Cash Offer Amount required to be paid hereunder shall be reduced by the amount needed to pay the cash interest on the Notes through maturity (less any interest payable to the Company on the TARC Intercompany Loan, and the TransTexas Intercompany Loan and any other intercompany loan payable to the Company) after giving effect to the Notes repurchased pursuant to the Excess Cash Offer (the "Interest Reserve Amount"). The Company shall send notice of an Excess Cash Offer at least 20 Business Days prior to the close of business on the third Business Day prior to the Excess Cash Purchase Date (the "Final Put Date"), by first-class mail, to each Holder at his address set forth upon the registry of the Company, with a copy to the Trustee. The notice to the Holders will contain all information, instructions, and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Excess Cash Offer. An amount equal to the aggregate of all Excess Cash received by the Company, less the aggregate amount thereof theretofore applied to purchase Notes pursuant hereto is referred to as the "Accumulated Amount." "Open Market Purchase" means any repurchase of Notes with any prepayment of the TransTexas Intercompany Loan which repurchases consist of Senior Secured Notes at a repurchase price (excluding interest) no greater than par, or Senior Secured Discount Notes at a repurchase price (excluding interest, if any) no greater than the accreted value thereof; provided, however, that Senior Secured Discount Notes may not be repurchased unless cash or Cash Equivalents in an amount needed to pay the cash interest on the Notes through June 15, 1999 is first set aside and reserved solely for such interest payments. For purposes hereof, amounts applied to purchase Notes pursuant to an Open Market Purchase shall be deemed to be the earliest received prepayments of the TransTexas Intercompany Loan which have not theretofore been applied to purchase Notes pursuant to an Open Market Purchase. Prior to making any Excess Cash Offer, the Company shall invest the Accumulated Amount only in cash and Cash Equivalents. The Company may, at its option, elect to make an Excess Cash Offer in the manner specified herein prior to the time that the Accumulated Amount exceeds $5,000,000.

    Section 1.13. Section 4.24 of the Original Indenture. Section 4.24 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.24 Additional Interest Excess Cash Offer. Upon the occurrence of a TransTexas Interest Increase, the Company shall be obligated to make an offer to purchase the Notes upon the terms and subject to the conditions described below. Not later than 20 Business Days after any date on which the Additional Interest Accumulated Amount (as defined below) exceeds $10,000,000, the Company shall make an irrevocable, unconditional offer (an "Additional Interest Excess Cash Offer") to the Holders to purchase the maximum amount of Notes which could be acquired by application of the Additional Interest Accumulated Amount (as defined below) (the "Additional Interest Excess Cash Offer Amount"), at a purchase price (the "Additional Interest Excess Cash Offer Price") equal to 101% of the Accreted Value of the Senior Secured Discount Notes and the principal amount of the Senior Secured Notes, in each case, plus accrued and unpaid interest, if any, to and including the date the Notes tendered are purchased and paid for in accordance with the Indenture, which date shall be no later than 25 Business Days after the first date on which the Additional Interest Excess Cash Offer is required to be made (the "Additional Interest Excess Cash Purchase Date"). The Company shall send notice of an Additional Interest Excess Cash Offer at least 20 Business Days prior to the close of business on the third Business Day prior to the Additional Interest Excess Cash Purchase Date (the "Additional Interest Final Put Date"), by first-class mail, to each Holder at his address set forth upon the registry of the Company, with a copy to the Trustee. The notice to the Holders will contain all information, instructions, and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Additional Interest Excess Cash Offer. An amount equal to the aggregate of all Additional Interest Excess Cash received by the Company is referred to as the "Additional Interest Accumulated Amount." Prior to making any Additional Interest Excess Cash Offer, the Company shall invest the Additional Interest Accumulated Amount only in cash and Cash Equivalents. The Company may, at its option, elect to make an Additional Interest Excess Cash Offer in the manner specified herein prior to the time that the Additional Interest Accumulated Amount exceeds $10,000,000.

                  To the extent applicable and if required by law, the Company shall comply with Section 14 of the Exchange Act and the provisions of Regulation l4E and any other tender offer rules under the Exchange Act and other securities laws, rules, and regulations which may then be applicable to any Additional Interest Excess Cash Offer by the Company to purchase the Notes. The Company shall give the Trustee prompt notice if the Additional Interest Accumulated Amount exceeds $10,000,000.

                  On or before an Additional Interest Excess Cash Purchase Date, the Company shall (a) accept for payment Notes or portions thereof properly tendered pursuant to the Additional Interest Excess Cash Offer prior to the close of business on the Additional Interest Final Put Date (on a pro rata basis between the issues (to the maximum extent possible) based on the Value of the Notes actually tendered if Notes with a Value in excess of the Value of Notes to be acquired are tendered and not withdrawn), (b) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Additional Interest Excess Cash Offer Price through the Additional Interest Excess Cash Purchase Date of all Notes or portions thereof so accepted, and (c) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Additional Interest Excess Cash Offer Price through the Additional Interest Excess Cash Purchase Date for such Notes. The Trustee shall promptly cancel all Notes accepted by the Company pursuant to the Additional Interest Excess Cash Offer and authenticate and mail or deliver to the Holders of Notes so accepted a new Note equal in Value to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Additional Interest Excess Cash Offer on or as soon as practicable after the Additional Interest Excess Cash Payment Date.

                  If the amount required to acquire all Notes tendered by Holders pursuant to the Additional Interest Excess Cash Offer (the "Additional Interest Excess Cash Acceptance Amount") shall be less than the aggregate Additional Interest Excess Cash Offer Amount, the excess of the Additional Interest Excess Cash Acceptance Amount shall be (i) invested in cash or Cash Equivalents, (ii) used by the Company to make a Note Repurchase or (iii) used by the Company to make loans to its Subsidiaries, provided that such loans (x) are on terms no less favorable to the Company than the economic terms described to the Holders in the Additional Interest Excess Cash Offer, (y) are made to the parties described in the Excess Cash Offer and (z) have a maturity date which is not after the maturity date of the Notes. Upon consummation of any Additional Interest Excess Cash Offer made in accordance with the terms of the Indenture, the Additional Interest Accumulated Amount will be reduced to zero.

                  Notwithstanding anything contained in the foregoing to the contrary, the Company shall immediately deposit any cash received by it that the Company has allocated to the Additional Interest Reserve Amount into a segregated cash collateral account in which the Trustee has a perfected first priority security interest pending such uses.

    Section 1.14. Sections 4.25 and 4.26 of the Original Indenture. New Sections 4.25 and 4.26 are hereby added to follow Section 4.24 of the Original Indenture to read in their entirety as follows:

                  Section 4.25 Monthly Status Reports. The Company shall cause TransContinental to, (A) not later than the 20th day of each month (or, if such day is not a Business Day, then the first Business Day following such day), commencing in December 1998 and continuing through the Phase II Completion Date, issue a press release (and, if applicable, file a copy thereof with the SEC pursuant to a Form 8-K Current Report) disclosing the status of completion of the Capital Improvement Program through the end of the immediately preceding month and (B) conduct a monthly telephone conference call relating thereto with the chief executive officer of TARC or his designee in which Holders will be entitled to participate and provide notice of the time and place of such call at least 48 hours in advance thereof.

                  Section 4.26 Limitation on Issuances of Equity Securities by TCR Holding or TransContinental. The Company shall not permit TCR Holding, TransContinental or any Subsidiary of either of them to issue (other than pursuant to the Transaction, including securities issued upon conversion of or in exchange for securities issued pursuant to the Transaction upon the terms established in connection with the Transaction, or issuances to TransContinental or any of its Subsidiaries) any Capital Stock or other equity securities (other than Disqualified Capital Stock that is not convertible into or exchangeable for Qualified Capital Stock and other equity securities that are not accounted for as equity securities in accordance with
          GAAP) unless the issuer first obtains a favorable written opinion as to the fairness of such transaction to the issuer, from a financial point of view, from an independent nationally recognized accounting or investment banking firm.


    Section 1.15. Section 5.1 of the Original Indenture.

    (a) Section 5.1(a)(1) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (1) either (a) the Company, TARC or TransTexas, as the case may be, shall be the continuing Person, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company, TARC or TransTexas, as the case may be, is merged or to which all or substantially all of the properties and assets of the Company, TARC or TransTexas, as the case may be, are transferred as an entirety or substantially as an entirety (the Company, TARC or TransTexas, as the case may be, or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto and any supplements to any Security Documents as the Trustee in its sole discretion may require, executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee, all the obligations of the Company, TARC or TransTexas, as the case may be, under the Notes, the TARC Intercompany Loan, the TransTexas Intercompany Loan, the Security Documents, the Registration Rights Agreements, and this Indenture; provided, however, that TCR Holding shall not be required to assume TARC's obligations under the Security Documents in connection with the transfer to TCR Holding by TARC of the Refinery Assets as part of the Transaction, provided TCR Holding, concurrently with such transfer, executes and delivers to the Company the TCR Holding Pledge Agreement and assumes all of the obligations of TARC pursuant to the TARC Intercompany Loan and the Company assigns its rights thereunder to the Trustee;

     (b) Section 5.1 of the Original Indenture is hereby amended to add subsection (e) to read in its entirety as follows:

                  (e) Notwithstanding anything contained in this Article V to the contrary, (i) the provisions of clause (a) shall not apply to the transfer to TCR Holding by TARC of the Refinery Assets as part of the Transaction, (ii) the provisions of clause (a) shall not apply to the transfer to TransContinental by TCR Holding of the Refinery Assets as part of the Transaction and (iii) the provisions of clauses (a)(2),
          (a)(3) and (a)(5) shall not apply to a merger of TARC with or into the Company.

     Section 1.16. Section 5.2 of the Original Indenture. Section 5.2 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 5.2 Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of assets in accordance with
          Section 5.1 (other than the transfers of the Refinery Assets by TARC to TCR Holding and by TCR Holding to TransContinental pursuant to the Transaction), the Surviving Person formed by such consolidation or into which the Company, TARC or TransTexas, as the case may be, is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, TARC or TransTexas, as the case may be, under this Indenture with the same effect as if such Surviving Person had been named as the Company, TARC or TransTexas, as the case may be, herein. When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the predecessor shall be released from such obligations. Upon the assumption by TCR Holding of all of the obligations of TARC under the TARC Intercompany Loan, TARC shall be released from any further obligation with respect to the TARC Intercompany Loan.

     Section 1.17.  Section 6.1 of the Original Indenture.

     (a) Section 6.1(b) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (b) default in the payment of all or any part of the principal of (or premium, if any, applicable to), the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration, or otherwise, including default in the payment of the Change of Control Purchase Price in accordance with Article XI, or the Excess Cash Offer Price in accordance with Section 4.21;

     (b) Section 6.1(d) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (d) a default which extends beyond any stated period of grace applicable thereto, including any extension thereof, under any mortgage, indenture or instrument under which there is outstanding any Debt of the Company, any of its Subsidiaries or TransContinental with an aggregate principal amount in excess of $25,000,000 if by reason of such default the principal of such Debt and all accrued and unpaid interest thereon has been declared due and payable, or failure to pay such Debt at its stated maturity, provided that a waiver by all of the lenders of such debt of such default shall constitute a waiver hereunder for the same period;

     (c) Section 6.1(h) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (h) except as caused by the consummation of the Transaction (including, without limitation, the release of the liens on the Refinery Assets granted pursuant to the TARC Security Documents), any of the Security Documents shall for any reason cease to be in full force and effect other than pursuant to the terms thereof (except where no material adverse effect to the Holders would result), or shall cease to give the Trustee for the ratable benefit of the Holders the Liens, rights, powers and privileges purported to be created thereby including but not limited to, a perfected security interest in, and Lien on, the Collateral in accordance with the terms thereof, except where the failure to have such Lien, rights, powers and privileges shall not have a material adverse effect on the Holders;

     (b) Section 6.1(i) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (i) Intentionally Omitted;

     Section 1.18. Section 9.1 of the Original Indenture. Section 9.1 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 9.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or a restatement hereof or amendments to or restatements of the Security Documents, the Intercompany Loans and documents related thereto, the Intercreditor Agreements, the TransTexas Disbursement Agreement or the Disbursement Agreement (collectively, the "Other Documents"), in form satisfactory to the Trustee, for any of the following purposes:

                     (a) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture, the Security Documents, the Intercreditor Agreement or the Disbursement Agreement which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (a) shall not adversely affect the interests of any Holder in any respect;

                     (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                     (c) to provide for additional collateral for the Notes;

                     (d) to evidence the succession of another Person to the
                  Company and the assumption by any such successor of the obligations of the Company herein and in the Notes in accordance with Article V;

                     (e) to comply with the TIA; or


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
                     (f) to restate this Indenture or any of the Other Documents so that it reflects this Indenture or such Other Document, as the case may be, as originally executed as amended by all amendments and supplements hereto or thereto through the date of such restatement and contains only the then effective provisions of this Indenture or such Other Document, as the case may be.

     Section 1.19. Section 9.6 of the Original Indenture. Section 9.6 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 9.6 Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement, restatement or waiver authorized pursuant to this Article IX, provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement, restatement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee at the expense of the Company shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement, restatement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

     Section 1.20. Section 12.4 of the Original Indenture. Section 12.4(a) of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 12.4 Disposition of Certain Collateral Without Requesting Release.

                  (a) Notwithstanding the provisions of Sections 12.5, 12.6, 12.7, 12.8 and 12.14, the Company (or with respect to the Security Documents, the grantor of the security interest thereunder) may, without requesting or receiving the consent of the Trustee (and any lender, trustee or collateral agent under any of the Security Documents):

                     (i) sell, assign, transfer, license or otherwise dispose
                  of, free from the Security Interests, any personal property constituting Collateral that has become worn out, obsolete, or unserviceable, upon replacing the same with machinery or equipment constituting Collateral not necessarily of the same character but, at the time of such sale, assignment, transfer, license or other disposition, being of at least equal value and utility as the property so disposed of, which property shall without further action become Collateral subject to the Security Interests;

                     (ii) (A) sell, assign, transfer, license or otherwise
                  dispose of, free from the Security Interests, inventory in the ordinary course of business and consistent with past practices, (B) collect, liquidate, sell, factor or otherwise dispose of, free from the Security Interests, notes receivable in the ordinary course of business and consistent with past practices or (C) make cash payments (including repayments of Debt permitted to be Incurred hereby) that are not otherwise prohibited by this Indenture;

                     (iii) sell, assign, lease, license, transfer, abandon or
                  otherwise dispose of, free from the Security Interests, (a) damaged, worn out or other obsolete property in the ordinary course of business or (b) other property no longer necessary for the proper conduct of its business; and

                     (iv) dispose of Collateral, free from the Security
                  Interests, pursuant to clause (i), (ii), (iii), (iv), (vii),
                  (viii) or (xii) of Section 4.14(b).

     Section 1.21. Section 12.5 of the Original Indenture. Section 12.5(a) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (a) Upon receipt of a Release Request, the Trustee shall execute and deliver, within five Business Days from the receipt of such Release Request, any instruments deemed by the Company (or with respect to the Security Documents, the grantor of the security interests thereunder) to be reasonably necessary or reasonably appropriate to release all or a part of the Collateral from the Security Interests, if the provisions of this Section 12.5 have been complied with. Any such Release Request shall request the Trustee to execute one or more specifically described release instruments (which release instruments shall accompany such Release Request) and shall certify (i) that no Event of Default has occurred and is continuing (or with respect to a Release Request relating to any of the Security Documents, that no event of default has occurred and is continuing under the applicable Security Document) and (ii) that one of the conditions of this Section 12.5(a) set forth below (specifying such condition), and if such specified condition is described in clause
          (i), (ii), or (iii) below, that the conditions of Section 12.4, 12.6 or 12.7, if applicable, have been, or simultaneously with or immediately following the release will be, fulfilled:

                  (i) the Collateral will be disposed of in compliance with
          Section 12.4;

                  (ii) there is a substitution of Substitute Collateral in accordance with Section 12.6;

                  (iii) there is a deposit of cash in a cash collateral account in accordance with Section 12.7;

                  (iv) the Collateral to be released will be used within five business days either to make redemptions or purchases of Notes which will be delivered to the Trustee for cancellation;

                  (v) the Collateral is to be released in connection with an Asset Sale made in compliance with Section 4.14;

                  (vi) all of the conditions precedent to the termination of the Security Document under which the Lien in the Collateral to be released was created, or to the release of such Collateral from the Lien created by such Security Document, as set forth in such Security Document, have been satisfied;

                  (vii) Holders of not less than 66 2/3% in Value of the then outstanding Notes have consented in writing to such release of Collateral from the Security Interests;

                  (viii) the Collateral is to be released in connection with the TTXD Spin-off;

                  (ix) the Collateral is to be released in connection with the repurchase by TransTexas of its common stock made pursuant to the terms of clause (xii) of the definition of "Restricted Payments" contained herein:

                  (x) the Collateral to be released relates to the lien of the TARC Mortgage on a portion of Parcel B-1 of TARC's refinery (which parcel is more particularly described in Exhibit "A" to the TARC Mortgage) for dedication to a governmental authority (such parcel being referred to as the "Dedicated Parcel") for the purpose of relocating Prospect Avenue from the western boundary line of such Parcel B-1 to the eastern and northern boundary lines of such Parcel B-1, provided that (i) the fee interest in and to the real property currently dedicated for use as Prospect Avenue is conveyed to TARC (such parcel being referred to as the "Reconveyed Parcel"), (ii) TARC executes and delivers a supplemental mortgage evidencing that the lien of the TARC Mortgage encumbers the Reconveyed Parcel, (iii) the Company executes and delivers a supplemental collateral assignment with respect to such supplemental mortgage and (iv) the Company delivers to the Trustee a certificate of the Construction Supervisor certifying that the loss of the use of the Dedicated Parcel does not have a material adverse affect on the use, operation or maintenance of TARC's refinery or the Capital Improvement Program;

                  (xi) the Collateral to be released secures debt or other obligations that constitute First Lien Debt and the Company (or with respect to releases under the Security Documents, the grantor of the security interest thereunder) has satisfied all the requirements for obtaining subordination of the Security Interests therein pursuant to
          Section 12.2 and such Collateral is (or will be, upon obtaining such release) encumbered by a Lien permitted pursuant to the terms of clauses (d), (k), (s) or (t) of the definition of Permitted TARC Lien or clauses (f), (l) or (o) of the definition of Permitted TransTexas Lien;

                  (xii) the Collateral to be released consists of deposit accounts of the Company, the TARC Intercompany Bridge Loan and the rights of the Company under the Loan Agreement relating to the TARC Intercompany Bridge Loan and the Release Request delivered to the Trustee with respect to such release states that concurrently with or immediately following the effectiveness of such release the Company will issue Bridge Loan Notes;

                  (xiii) the Collateral to be released consists of the TARC Collateral and Capital Stock of TCR Holding (other than the Participating Preferred Stock of TCR Holding issued to TARC pursuant to the Transaction) and TransContinental and the Release Request delivered to the Trustee with respect to such release states that immediately following the effectiveness of such release TARC will issue Debt with a principal amount of at least $150 million and sell it to the Purchasers. Concurrently with the effectiveness of such release, the Security and Pledge Agreement dated as of June 13, 1997 by TARC in favor of the Company, as amended, shall terminate and shall cease to be of any further force or effect; and

                  (xiv) the Collateral to be released consists of the Participating Preferred Stock of TCR Holding issued to TARC pursuant to the Transaction, the Release Request delivered to the Trustee with respect to such release states that TCR Holding has exercised its option to effect the TCR Holding Participating Preferred Stock Redemption and is accompanied by a copy of the notice of redemption received from TCR Holding with respect thereto and there is pledged to the Trustee concurrently with such release the securities of TCR Holding received by TARC pursuant to the TCR Holding Participating Preferred Stock Redemption.

     Section 1.22. Section 13.15 of the Original Indenture. A new Section 13.15 is hereby added to the Original Indenture to follow Section 13.14, to read in its entirety as follows:

                  Section 13.15. Termination of Covenants and Other Provisions Relating to TARC and TCR Holding. Upon payment in full of the TARC Intercompany Loan, the provisions contained in Articles IV, V, VI and XI of this Indenture, to the extent they relate to any of the TARC Entities, any of the TCR Holding Entities or TransContinental or the Capital Improvement Program, shall cease to be of any further force or effect and neither the Company nor any Guarantor shall be bound thereby. In addition, upon a merger of TARC with or into the Company, the provisions of Article IV, V, VI and XI of this Indenture, to the extent they relate to TARC, shall cease to be of any further force and effect and, thereafter, neither the Company nor any Guarantor shall be bound thereby. In addition, the TCR Holding Pledge Agreement shall cease to be of any further force or effect upon payment in full of the TARC Intercompany Loan.


                                   ARTICLE II
                               GENERAL PROVISIONS

     Section 2.01. Effectiveness of Amendments. This Supplemental Indenture is effective as of the date first above written. However, the provisions of the Original Indenture amended or eliminated as provided in this Supplemental Indenture (the "Amended Provisions") shall remain operative in the form in which they exist in the Original Indenture until the Transaction Closing Date, whereupon the Amended Provisions will be amended or eliminated as provided herein, effective immediately prior to the Transaction Closing Date.

     Section 2.02. Ratification of Indenture. The Original Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this Supplemental Indenture. The Original Indenture and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     Section 2.03. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this Supplemental Indenture, the Company is delivering to the Trustee:

          (a) an Officers' Certificate in the form attached hereto as Exhibit A; and

          (b) an Opinion of Counsel covering the matters described in Exhibit B attached hereto.

     Section 2.04. Effect of Headings. The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.


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
     Section 2.05. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 2.06. Counterparts. This Supplemental Indenture may be executed in any number if counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

     IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused the Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attached, on and effective as of day and year first above written.




                                   TRANSAMERICAN ENERGY CORPORATION



Attest:                            By:
       ----------------------         -----------------------------------------
         Tim Moore,                     Ed Donahue,
         Assistant Secretary            Vice President, Chief Financial Officer
                                        and Secretary


                                   FIRSTAR BANK OF MINNESOTA, N.A.,
                                   as Trustee



                                   By:
                                      -----------------------------------------
                                        Frank P. Leslie, III,
                                        Vice President



                                      -51-